Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239916

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (1)
1.700% Senior Notes due 2026	$500,000,000	99.981%	$499,905,000	$54,539.64

(1) The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To prospectus dated July 17, 2020)

$500,000,000

JABIL INC.

1.700% Senior Notes due 2026

We are offering $500,000,000 aggregate principal amount of 1.700% Senior Notes due 2026 (the “notes”). The notes will pay interest semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2021. The notes will mature on April 15, 2026, unless earlier redeemed or repurchased.

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior and unsecured debt obligations. The notes will be effectively junior to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries, including trade payables.

Prior to March 15, 2026 (one month prior to the scheduled maturity date of the notes), we will be entitled, at our option, to redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium as described herein, and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, on or after March 15, 2026 (one month prior to the scheduled maturity date of the notes), we may redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of Notes — Optional redemption.”

We will be required to offer to repurchase the notes upon the occurrence of a “change of control repurchase event” (as defined herein) at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of Notes — Purchase of notes upon a change of control repurchase event.”

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a description of the factors you should consider before deciding to invest in the notes.

	Per Note	Total
Public offering price(1)	99.981%	$499,905,000
Underwriting discount	0.600%	$3,000,000
Proceeds (before expenses) to us(1)	99.381%	$496,905,000

(1)	Plus accrued interest, if any, from April 14, 2021.

There is currently no established public trading market for the notes. We do not intend to apply to list the notes on any securities exchange or to arrange for the notes to be quoted on any automated quotation system.

We expect that delivery of the notes to purchasers will be made on or about April 14, 2021 in book-entry form through The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank, SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”).

Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

BNP PARIBAS	J.P. Morgan	MUFG	SMBC Nikko

BofA Securities	Citigroup	Mizuho Securities	US Bancorp

Senior Co-Managers

Credit Agricole CIB	HSBC	Loop Capital Markets	PNC Capital Markets LLC

RBC Capital Markets Standard Chartered Bank	Santander Truist Securities	Siebert Williams Shank Wells Fargo Securities

Co-Managers

ICBC Standard Bank	Academy Securities	Drexel Hamilton

The date of this prospectus supplement is April 7, 2021.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus we authorize that supplements this prospectus supplement

S-i

and the other documents to which we refer you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are currently offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about the securities that we may offer from time to time, some of which may not be applicable to the offering of the notes. The prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing the notes, you should read carefully both the prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Any statement in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation by Reference” in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, references to the “Company,” “Jabil,” “we,” “our,” or “us” mean Jabil Inc. together with its consolidated subsidiaries, except where the context otherwise requires.

MARKET AND INDUSTRY INFORMATION

Market data and certain industry forecasts used throughout this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus were obtained from internal surveys, reports and studies, where appropriate, as well as market research, publicly available information and industry publications. Industry publications generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, estimates and market research, while believed to be reliable, have not been independently verified.

NON-U.S. GAAP (CORE) FINANCIAL MEASURES

This prospectus supplement includes supplemental financial measures that are not presented in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”), including core EBITDA, core operating income and adjusted free cash flow. These non-U.S. GAAP financial measures exclude certain amounts that are included

S-ii

in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-U.S. GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance or liquidity of our ongoing operations on a comparable basis.

We disclose these non-U.S. GAAP financial measures to provide investors an additional method for assessing performance or liquidity from what we believe are our core manufacturing operations. Among other uses, management uses non-U.S. GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “should,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should these risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. You are advised, however, to consult any further disclosures we make on related subjects. Factors that might cause such differences include, but are not limited to, those discussed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended August 31, 2020 such as:

•	the scope and duration of the COVID-19 outbreak and its impact on our operations, sites, customers and supply chain;

•	managing growth effectively;

•	our dependence on a limited number of customers;

•	competitive challenges affecting our customers;

•	managing rapid declines or increases in customer demand and other related customer challenges that may occur;

•	risks arising from relationships with emerging companies;

•	changes in technology;

•	our ability to introduce new business models or programs requiring implementation of new competencies;

•	competition;

•	transportation issues;

•	our ability to maintain our engineering, technological and manufacturing expertise;

•	retaining key personnel;

S-iii

•	our ability to purchase components efficiently and reliance on a limited number of suppliers for critical components;

•	risks associated with international sales and operations;

•	our ability to achieve expected profitability from acquisitions;

•	risk arising from our restructuring activities;

•	issues involving our information systems, including security issues;

•	regulatory risks (including the expense of complying, or failing to comply, with applicable regulations; risk arising from design or manufacturing defects; and intellectual property risk);

•

financial risks (including customers or suppliers who become financially troubled; turmoil in financial markets; tax risks; credit rating risks; risks of exposure to debt; currency fluctuations; energy prices; and asset impairment);

•	changes in financial accounting standards or policies; and

•	risk of natural disaster, climate change or other global events.

For a further list and description of various risks, factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended August 31, 2020, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2020 and February 28, 2021 and the other documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. Given these risks and uncertainties, the reader should not place undue reliance on these forward- looking statements.

All forward-looking statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of their respective dates, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we hereafter become aware. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results or events may be materially different from what we expect. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

S-iv

SUMMARY

The following summary is qualified in its entirety by the information contained elsewhere in this prospectus supplement and the accompanying prospectus, including the documents we have incorporated by reference, and in the indenture as described under “Description of Notes.” Because this is a summary, it does not contain all the information that may be important to you. Before making an investment decision, we urge you to read carefully this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference, including our consolidated financial statements and the accompanying notes and the information described or referred to under “Risk Factors.”

Our company

We are one of the leading providers of worldwide manufacturing services and solutions. We provide comprehensive electronics design, production and product management services to companies in various industries and end markets. Our services enable our customers to reduce manufacturing costs, improve supply-chain management, reduce inventory obsolescence, lower transportation costs and reduce product fulfillment time. Our manufacturing and supply chain management services and solutions include innovation, design, planning, fabrication and assembly, delivery and managing the flow of resources and products. We derive substantially all of our revenue from production and product management services (collectively referred to as “manufacturing services”), which encompass the act of producing tangible components that are built to customer specifications and are then provided to the customer.

We serve our customers primarily through dedicated business units that combine highly automated, continuous flow manufacturing with advanced electronic design and design for manufacturability. We depend, and expect to continue to depend, upon a relatively small number of customers for a significant percentage of our net revenue, which in turn depends upon their growth, viability and financial stability. For the twelve months ended February 28, 2021, we had net revenues of $28.3 billion and net income attributable to Jabil Inc. of $368.9 million. For the fiscal year ended August 31, 2020, we had net revenues of $27.3 billion and net income attributable to Jabil Inc. of $53.9 million. For more information, see “Selected Consolidated Financial Data.”

We conduct our operations in facilities that are located worldwide, including but not limited to, China, Malaysia, Mexico, Singapore, the United States and Vietnam. We derived a substantial majority, 84.7% and 84.1%, of net revenue from our international operations for the three months and six months ended February 28, 2021, respectively. Our global manufacturing production sites allow customers to manufacture products simultaneously in the optimal locations for their products. Our global presence is key to assessing and executing on our business opportunities.

We have two reporting segments: Electronics Manufacturing Services (“EMS”) and Diversified Manufacturing Services (“DMS”), which are organized based on the economic profiles of the services performed, including manufacturing capabilities, market strategy, margins, return on capital and risk profiles. Our EMS segment is focused around leveraging IT, supply chain design and engineering, technologies largely centered on core electronics, utilizing our large-scale manufacturing infrastructure and our ability to serve a broad range of end markets. Our EMS segment is a high-volume business that produces product at a quicker rate (i.e. cycle time) and in larger quantities and includes customers primarily in the 5G, wireless and cloud, digital print and retail, industrial and semi-cap, and networking and storage industries. Our DMS segment is focused on providing engineering solutions, with an emphasis on material sciences, technologies and healthcare. Our DMS segment includes customers primarily in the automotive and transportation, connected devices, healthcare and packaging, and mobility industries.

As of September 1, 2020, certain customers have been realigned within our operating segments. Our operating segments, which are the reporting segments, continue to consist of the DMS and EMS segments. Customers within the automotive and transportation and smart home and appliances industries are now presented within the DMS segment. Prior period disclosures are restated to reflect the realignment.

We monitor the current economic environment and its potential impact on both the customers we serve as well as our end-markets and closely manage our costs and capital resources so that we can respond appropriately as circumstances change.

Recent Developments

COVID-19

The COVID-19 pandemic, which began to impact us in January 2020, has continued to affect our business and the businesses of our customers and suppliers. Travel and business operation restrictions arising from virus containment efforts of governments around the world have continued to impact our operations in Asia, Europe and the Americas. Essential activity exceptions from these restrictions have allowed us to continue to operate but virus containment efforts have resulted in additional direct costs.

The impact on our suppliers has led to supply chain constraints, including difficulty sourcing materials necessary to fulfill customer production requirements and challenges in transporting completed products to our end customers. See “Risk Factors–Operational Risks–The effect of COVID-19 on our operations and the operations of our customers, suppliers and logistics providers has, and is expected to continue to have, a material and adverse impact on our financial condition and results of operations” in our Annual Report on Form 10-K for the year ended August 31, 2020.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. For a more detailed description of the terms and conditions of the notes, please refer to “Description of Notes” in this prospectus supplement, and “Description of Debt Securities” in the accompanying prospectus. In this section titled “The Offering,” references to “Jabil,” “we,” “our,” or “us” refer only to Jabil Inc. and not to any of its subsidiaries.

Issuer	Jabil Inc.

Securities	$500,000,000 aggregate principal amount of 1.700% Senior Notes due 2026.

Maturity	The notes will mature on April 15, 2026, unless earlier redeemed or repurchased.

Interest Rate	The notes will bear interest from April 14, 2021 at the rate of 1.700% per annum.

Interest Payment Dates	Semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2021.

Optional Redemption	Prior to March 15, 2026 (one month prior to the scheduled maturity date of the notes), we will be entitled, at our option, to redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium as described herein, and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, on or after March 15, 2026 (one month prior to the scheduled maturity date of the notes), we may redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of Notes — Optional redemption.”

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior and unsecured debt obligations, including our Credit Facility (as defined in “Description of Certain Other Indebtedness”), 364-Day Revolving Credit Agreement (as defined in “Description of Certain Other Indebtedness”) and outstanding senior notes. The notes will be effectively junior to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries, including trade payables. See “Risk Factors.”

As of February 28, 2021 on an as adjusted basis to give effect to this offering and the assumed use of proceeds therefrom as described more fully under the heading “Capitalization” in this prospectus supplement, the notes would have ranked equal in right of payment with $2.9 billion of our outstanding senior indebtedness (which includes the $500.0 million of notes offered hereby) and would have been structurally subordinated to approximately $8.8 billion of liabilities (other than intercompany liabilities) of our subsidiaries. In addition, as of February 28, 2021, our two asset-backed securitization programs have a maximum aggregate amount available of $790.0 million, with $53.3 million of available liquidity. As of February 28, 2021, we have nine trade accounts receivable sale programs with a maximum aggregate amount available of $2.1 billion, one trade accounts receivable sale program with a maximum amount available of 100.0 million Swiss Francs and one trade accounts receivable sale program with a maximum amount available of 400.0 million Chinese yuan renminbi, with $2.0 billion of available liquidity under all eleven programs. See “Description of Certain Other Indebtedness.”

Covenants	We will issue the notes under an existing indenture as supplemented by an officers’ certificate. The indenture governing the notes contains covenants limiting our ability and/or our subsidiaries’ ability to:

•	create certain liens;

•	enter into sale and leaseback transactions;

•	create, incur, issue, assume or guarantee funded debt (applies to our “restricted subsidiaries” only);

•	guarantee any of our indebtedness (applies to our subsidiaries only); and

•	consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of Notes — Certain covenants” for more information regarding these covenants.

Change of Control Repurchase Event	Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes — Purchase of notes upon a change of control repurchase event,” we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Absence of Public Market for the Notes	There is currently no established public trading market for the notes. We do not intend to apply to list the notes on any securities exchange or to arrange for the notes to be quoted on any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time at their discretion and without notice. For more information, see “Underwriting (Conflicts of Interest).”

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $495.4 million after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds for general corporate purposes, including the repayment of $300.0 million of our Term Loan Facility (as defined in “Description of Certain Other Indebtedness”). For more information, see “Use of Proceeds.”

Conflicts of Interest	To the extent that any of the underwriters or their affiliates are lenders under the Credit Agreement (as defined in “Description of Certain Other Indebtedness”), they may receive proceeds from this offering through the repayment of the Term Loan Facility. At least 5% or more of the net proceeds of this offering (not including underwriting discounts) may be directed to one or more of the underwriters or their affiliates. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are investment grade rated. In accordance with Rule 5121(c), no sales of the notes will be made to any account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. See “Use of Proceeds” and “Underwriting (Conflicts of Interest)”.

Form	The notes will be represented by registered global securities registered in the name of Cede & Co., the nominee of the depositary, DTC. Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by DTC and its participants.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of factors that should be considered carefully before investing in the notes.

Trustee	U.S. Bank National Association

Governing Law	The notes will be, and the indenture under which they will be issued is, governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should consider carefully the following risk factors regarding the notes and this offering, as well as the risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, and in the other filings we may make from time to time with the SEC. You should also refer to the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference. Additional risks and uncertainties that are not yet identified may also materially adversely affect our business, operating results and financial condition and could result in a complete loss of your investment.

Risks related to this offering and the notes

We conduct a substantial portion of our operations through our subsidiaries and depend on cash flow from our subsidiaries to meet our obligations. Your right to receive payments on the notes could be adversely affected if any of our subsidiaries is unable to distribute cash to us.

The notes will be exclusively the obligations of Jabil Inc. Because a substantial portion of our operations is conducted through our subsidiaries, our cash flow and consequent ability to service debt, including the notes, will depend in part upon the earnings of our subsidiaries and the distribution of those earnings, or other payments of funds by our subsidiaries, to us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, including restrictions imposed by foreign governmental regulations, will depend upon the earnings of those subsidiaries and are subject to various business considerations.

The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The notes will be our senior unsecured obligations and will be structurally subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their foreclosure, dissolution, winding-up, liquidation, reorganization or in connection with other bankruptcy proceedings, and therefore the right of the holders of the notes to participate in or access those assets, is structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor is subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. As of February 28, 2021, the notes would have been structurally subordinated to approximately $8.8 billion of liabilities (other than intercompany liabilities) of our subsidiaries.

The notes will be unsecured and will be effectively junior to all of our secured obligations to the extent of the value of the collateral securing such obligations.

Although we currently do not have any material amount of secured indebtedness outstanding, holders of any of our existing and future secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such indebtedness, subject to certain rights accorded under the indenture for the notes to become secured pari passu with our other secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of our secured indebtedness will have a prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our other unsecured indebtedness that is deemed to be of the same class as the notes. In that event, because the notes will not be secured by any of our assets, it is possible that our remaining assets may not be sufficient to satisfy your claims in full.

The indenture does not limit the amount of unsecured debt we may incur or restrict our ability to engage in other transactions that may adversely affect holders of our notes.

The indenture under which the notes will be issued does not limit the amount of unsecured debt that we may incur. The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture does not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you.

There is no established public trading market for the notes.

The notes are a new issue of securities with no established trading market and we cannot provide any assurances that an active public market for the notes will develop or be maintained. We do not intend to apply to list the notes on any securities exchange or to arrange for the notes to be quoted on any automated quotation system. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell your notes. Further, even if a trading market is developed for the notes, there can be no assurance as to the liquidity of any market, your ability to sell the notes on any market or the price at which you will be able to sell the notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	the level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time at their discretion and without notice.

Our credit ratings may not reflect all risks of your investments in the notes, and the market value of the notes could decrease if the credit ratings of the notes are lowered or withdrawn.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

Furthermore, these ratings are subject to ongoing evaluation by credit rating agencies and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by a rating agency or placed on a so-called “watch-list” for a possible downgrade or assigned a negative ratings outlook if in such rating agency’s judgment circumstances so warrant. The assignment by a rating agency of a rating on the notes lower than the rating expected by investors or actual or anticipated changes or downgrades in our credit ratings, including announcements that our ratings are under review for a downgrade or have been assigned a negative outlook, would likely adversely affect any trading market for, and the market value of, the notes and also increase our borrowing costs.

We may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes — Purchase of notes upon a change of control repurchase event,” each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. If we experience a change of control repurchase event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the notes as required under the terms of the notes would result in a default under the notes, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes — Purchase of notes upon a change of control repurchase event.”

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity, as described under “Description of Notes — Optional redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

The market prices of the notes may be volatile.

The market prices of the notes will depend on many factors, including, but not limited to, the following:

•	ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $495.4 million after deducting the underwriting discount and other estimated expenses. We intend to use the net proceeds for general corporate purposes, including the repayment of $300.0 million of our Term Loan Facility.

To the extent that any of the underwriters or their affiliates are lenders under the Credit Agreement, they may receive proceeds from this offering through the repayment of the Term Loan Facility. At least 5% or more of the net proceeds of this offering (not including underwriting discounts) may be directed to one or more of the underwriters or their affiliates. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are investment grade rated. In accordance with Rule 5121(c), no sales of the notes will be made to any account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. See “Underwriting (Conflicts of Interest)”.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and consolidated capitalization as of February 28, 2021: (i) on an actual basis; and (ii) on an as adjusted basis to give effect to the sale of the notes in this offering and the use of the net proceeds therefrom as set forth in “Use of Proceeds.”

You should read this table in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the consolidated financial statements and the related notes thereto contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2021, which is incorporated by reference into this prospectus supplement.

	As of February 28, 2021
	Actual	As adjusted
	(unaudited, in thousands)
Cash and cash equivalents	$838,099	$1,033,326

Short-term debt and current installments of notes payable and long-term debt:
Revolving credit facilities(1)	$—	$—
Other(2)	50,197	50,197

Current installments of notes payable and long-term debt	50,197	50,197

Notes payable and long-term debt, less current installments:
Term Loan Facility(3)	$299,520	$—
4.700% Senior Notes due 2022(4)	498,983	498,983
4.900% Senior Notes due 2023(5)	299,420	299,420
3.950% Senior Notes due 2028(4)	495,745	495,745
3.600% Senior Notes due 2030(4)	495,032	495,032
3.000% Senior Notes due 2031(6)	590,708	590,708
1.700% Senior Notes due 2026 offered hereby(7)	—	495,383
Other(2)	411	411

Notes payable and long-term debt, less current installments	2,679,819	2,875,682

Total notes payable and long-term debt(7)	2,730,016	2,925,879

Stockholders’ equity:
Preferred Stock, $0.001 par value	—	—
Common Stock, $0.001 par value	267	267
Additional paid-in capital	2,488,366	2,488,366
Retained Earnings	2,368,012	2,367,376
Accumulated other comprehensive loss	(4,270)	(4,270)
Treasury stock at cost	(2,763,214)	(2,763,214)

Total stockholders’ equity	2,089,161	2,088,525

Total capitalization	$4,819,177	$5,014,404

(1)

As of February 28, 2021, (i) $2.7 billion was available for borrowing under the Revolving Credit Facility and (ii) $425.0 million was available for borrowing under the 364-Day Revolving Credit Agreement, subject to the terms and conditions of such facilities. See “Description of Other Indebtedness.”

(2)	Primarily includes subsidiary debt.
(3)	As of February 28, 2021, $299.5 million was outstanding under the Term Loan Facility. The Term Loan is carried at its principal amount less unamortized debt issuance costs.
(4)	The face amount of these notes is $500.0 million, less unamortized debt issuance costs.
(5)	The face amount of these notes is $300.0 million, less unamortized debt issuance costs.
(6)	The face amount of these notes is $600.0 million, less unamortized debt issuance costs.
(7)	The face amount of these notes is $500.0 million, less unamortized debt issuance costs.

(7)

In addition, as of February 28, 2021, our two asset-backed securitization programs have a maximum aggregate amount available of $790.0 million, with $53.3 million of available liquidity. As of February 28, 2021, we have nine trade accounts receivable sale programs with a maximum aggregate amount available of $2.1 billion, one trade accounts receivable sale program with a maximum amount available of 100.0 million Swiss Francs and one trade accounts receivable sale program with a maximum amount available of 400.0 million Chinese yuan renminbi, with $2.0 billion of available liquidity under all eleven programs.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected financial data are derived from our consolidated financial statements. We believe that the unaudited quarterly consolidated financial statements from which we have derived the interim period data include all adjustments, consisting only of normal, recurring adjustments, necessary to present fairly, in all material respects, our results of operations and financial condition for and as of the periods presented. Financial results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the fiscal year.

The following selected financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the “Business” section and the consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended August 31, 2020 and Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2021, each of which is incorporated by reference into this prospectus supplement. The selected financial data for the twelve months ended February 28, 2021 have been calculated by subtracting the financial data for the six months ended February 29, 2020 from the financial data for the fiscal year ended August 31, 2020 and adding the financial data for the six months ended February 28, 2021. See “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.

Statement of Operations Data:	Last twelve months ended February 28,	Three months ended February 28/29,		Fiscal year ended August 31,
(Dollars in thousands)	2021	2021	2020	2020	2019	2018
	(unaudited)	(unaudited)
Net revenue	$28,296,732	$6,828,546	$6,125,083	$27,266,438	$25,282,320	$22,095,416
Cost of revenue	26,145,398	6,258,621	5,694,958	25,335,625	23,368,919	20,388,624

Gross profit	2,151,334	569,925	430,125	1,930,813	1,913,401	1,706,792
Operating expenses:
Selling, general and administrative	1,169,465	305,942	285,024	1,174,694	1,111,347	1,050,716
Research and development	39,569	9,368	11,290	44,143	42,861	38,531
Amortization of intangibles	48,921	11,639	13,577	55,544	31,923	38,490
Restructuring, severance and related charges	86,642	6,626	29,604	156,586	25,914	36,902

Operating income	806,737	236,350	90,630	499,846	701,356	542,153
Loss on securities	—	—	—	48,625	29,632	—
Impairment on securities	36,420	—	12,205	—	—	—
Other expense	8,011	(1,559)	8,501	31,165	53,750	37,563
Interest income	(6,815)	(1,655)	(5,336)	(14,559)	(21,460)	(17,813)
Interest expense	146,155	31,026	46,183	173,877	188,730	149,002

Income before tax	622,966	208,538	29,077	260,738	450,704	373,401
Income tax expense	250,959	56,184	31,658	203,959	161,230	285,860

Net income (loss)	372,007	152,354	(2,581)	56,779	289,474	87,541
Net income (loss) attributable to noncontrolling interests, net of tax	3,138	700	702	2,867	2,363	1,211

Net income (loss) attributable to Jabil Inc.	$368,869	$151,654	$(3,283)	$53,912	$287,111	$86,330

Additional Financial Data:	Last twelve months ended February 28,		Fiscal year ended August 31,
(Dollars in thousands)	2021		2020		2019		2018
	(unaudited)		(unaudited)		(unaudited)		(unaudited)
Core EBITDA(1)	$1,840,563		$1,603,091		$1,616,521		$1,503,360
Leverage(2)	1.5	x	1.7	x	1.5	x	1.7	x
Net cash provided by (used in) operating activities	$1,259,054		$1,257,275		$1,193,066		$(1,105,448)
Adjusted free cash flow(3)	$480,387		$460,895		$503,140		$247,490
Net capital expenditures(4)	$778,667		$796,380		$786,772		$686,360

	Three months ended February 28,	Three months ended August 31,
	2021	2020	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales Cycle in Days(5)	25	16	19	1

(1)

Core EBITDA is a non-U.S. GAAP financial measure. We calculate core EBITDA for the periods presented herein as operating income (calculated in accordance with U.S. GAAP) before (a) amortization of intangibles, (b) stock-based compensation expense and related charges, (c) restructuring, severance and related charges, (d) goodwill impairment charges, (e) certain distressed customer charges, (f) settlement of receivables and related charges, (g) acquisition and integration charges, (h) loss on the disposal of subsidiaries, (i) impairment of notes receivable and related charges, (j) business interruption and impairment charges, net, (k) other components of net periodic benefit cost and (l) depreciation expense. We believe that core EBITDA is a useful measure that facilitates evaluating the past and future performance of our ongoing operations on a comparable basis. We report core EBITDA to provide investors with an alternative method for assessing earnings before interest, taxes, depreciation and amortization from what we believe are our core manufacturing operations. We also believe that some investors use core EBITDA as a way to measure the ability of certain companies to incur and service debt, make capital expenditures and meet working capital requirements. Core operating income is a non-U.S. GAAP financial measure defined as U.S. GAAP operating income less amortization of intangibles, stock-based compensation expense and related charges, restructuring, severance and related charges, distressed customer charges, business interruption and impairment charges, net, acquisition and integration charges, loss on disposal of subsidiaries, plus other components of net periodic benefit cost. We report core operating income to provide investors an additional method for assessing operating income from what it believes are its core manufacturing operations. Other companies may calculate core EBITDA or core operating income differently than we do. Also, core EBITDA and core operating income are not U.S. GAAP performance measures and should not be considered as alternative measures of our operating performance or any other measure of performance derived in accordance with U.S. GAAP. This data should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. A reconciliation of core EBITDA and core operating income to operating income computed in accordance with U.S. GAAP is as follows:

(Dollars in thousands)	Last twelve months ended February 28,	Fiscal year ended August 31,
	2021	2020	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating income (U.S. GAAP)	$806,737	$499,846	$701,356	$542,153
Amortization of intangibles	48,921	55,544	31,923	38,490
Stock-based compensation expense and related charges	95,106	83,084	61,346	98,511
Restructuring, severance and related charges(A)	86,642	156,586	25,914	36,902
Distressed customer charge(B)	—	14,963	6,235	32,710

(Dollars in thousands)	Last twelve months ended February 28,	Fiscal year ended August 31,
	2021	2020	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net periodic benefit cost(C)	22,793	16,078	—	—
Business interruption and impairment charges, net(D)	4,979	5,785	(2,860)	11,299
Acquisition and integration charges(E)	11,655	32,167	52,697	8,082

Adjustments to operating income	270,096	364,207	175,255	225,994

Core operating income (Non-U.S. GAAP)	$1,076,833	$864,053	$876,611	$768,147
Depreciation	763,730	739,038	739,910	735,213

Core EBITDA (Non-U.S. GAAP)	$1,840,563	$1,603,091	$1,616,521	$1,503,360

(A)

As the Company continues to optimize its cost structure and improve operational efficiencies, $56.6 million of employee severance and benefit costs was incurred in connection with a reduction in the worldwide workforce during the last twelve months ended February 28, 2021 and fiscal year ended August 31, 2020, respectively.

(B)

Relates to accounts receivable and inventory charges for certain distressed customers in the: (i) renewable energy sector during fiscal year 2020 and (ii) networking and consumer wearables sectors during fiscal years 2019 and 2018.

(C)

Following the adoption of Accounting Standards Update 2017-07, Compensation — Retirement Benefits (Topic 715) (“ASU 2017-07”), pension service cost is recognized in cost of revenue and all other components of net periodic benefit cost, including return on plan assets, are presented in other expense. We are reclassifying the pension components in other expense to core operating income as we assess operating performance, inclusive of all components of net periodic benefit cost, with the related revenue. There is no impact to core earnings or diluted core earnings per share for this adjustment.

(D)

Charges, net for the last twelve months ended February 28, 2021 and fiscal year ended August 31, 2020, respectively, relate to a flood that impacted our facility in Huangpu, China. Charges, net of insurance proceeds of $2.9 million and $24.9 million, for fiscal years 2019 and 2018, respectively, relate to costs associated with damage from Hurricane Maria, which impacted our operations in Cayey, Puerto Rico.

(E)	Charges related to our strategic collaboration with Johnson & Johnson Medical Devices Companies.

(2)	Leverage is defined as total debt divided by core EBITDA.

(3)

Adjusted free cash flow is a non-U.S. GAAP financial measure defined as net cash provided by (used in) operating activities plus cash receipts on sold receivables less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from sale of property, plant and equipment). We report adjusted free cash flow to provide investors with an alternative method for assessing operating cash flows from what we believe are our core manufacturing operations. Other companies, however, may calculate adjusted free cash flow differently than we do. Also, adjusted free cash flow is not a U.S. GAAP liquidity measure and should not be considered as an alternative measure of our operating cash flows or any other measure of liquidity derived in accordance with U.S. GAAP. This data should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. A reconciliation of adjusted free cash flow to net cash provided by (used in) operating activities computed in accordance with U.S. GAAP is as follows:

	Last twelve months ended February 28,	Fiscal year ended August 31,
(Dollars in thousands)	2021	2020	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash provided by (used in) operating activities (U.S. GAAP) (A)	$1,259,054	$1,257,275	$1,193,066	$(1,105,448)
Cash receipts on sold receivables	—	—	96,846	2,039,298
Acquisition of property, plant and equipment	(1,195,423)	(983,035)	(1,005,480)	(1,036,651)
Proceeds and advances from sale of property, plant and equipment	416,756	186,655	218,708	350,291

Adjusted free cash flow (Non-U.S. GAAP)	$480,387	$460,895	$503,140	$247,490

(A)

In fiscal year 2019, the adoption of Accounting Standards Update (“ASU”) 2016-15, “Classification of Certain Cash Receipts and Cash Payments” resulted in a reclassification of cash flows from operating activities to investing activities for cash receipts for the deferred purchase price receivable on asset- backed securitization transactions. The adoption of this standard does not reflect a change in the underlying business or activities. The effects of this change are applied retrospectively to all prior periods.

(4)	Net capital expenditures reflect the acquisition of property, plant and equipment less proceeds and advances from sale of property plant and equipment from the consolidated statement of cash flows.
(5)	Sales cycle is calculated as the sum of days in accounts receivable and days in inventory, less the days in accounts payable.

Balance Sheet Data:	February 28/29,		August 31,
(Dollars in thousands)	2021	2020	2020	2019	2018
	(unaudited)
Current assets	$9,143,653	$7,977,839	$9,134,885	$8,345,085	$7,549,923
Current liabilities	8,842,377	8,405,141	9,059,483	8,532,105	7,230,873

Working capital(A)	$301,276	$(427,302)	$75,402	$(187,020)	$319,050
Total assets	$14,494,163	$13,139,678	$14,397,416	$12,970,475	$12,045,641
Current installments of notes payable and long-term debt	$50,197	$637,841	$50,194	$375,181	$25,197

Notes payable and long-term debt, less current installments	$2,679,819	$2,086,359	$2,678,288	$2,121,284	$2,493,502

Total Jabil Inc. stockholders’ equity	$2,089,161	$1,746,831	$1,811,384	$1,887,443	$1,950,257

(A)	Working capital is defined as current assets less current liabilities.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Credit Facility

On January 22, 2020, we entered into a senior unsecured credit agreement (the “Credit Agreement”), which provides for (i) a revolving credit facility in the initial amount of $2.7 billion, of which $700.0 million expires on January 22, 2023 and $2.0 billion expires on January 22, 2025 (the “Revolving Credit Facility”) and (ii) a $300.0 million term loan facility which expires on January 22, 2025 (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Credit Facility”). The Revolving Credit Facility may, subject to the lenders’ discretion, potentially be increased by up to an aggregate amount of $1.0 billion, or its currency equivalent.

As of February 28, 2021, $2.7 billion was available for borrowing under the Revolving Credit Facility, subject to the terms and conditions of such facility. As of February 28, 2021, $300.0 million was outstanding under the Term Loan Facility. We expect to use the net proceeds of this offering for general corporate purposes, including to repay the amounts outstanding under the Term Loan Facility. See “Use of Proceeds.”

The Credit Facility contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability and the ability of our subsidiaries to:

•	create or suffer to exist any liens on their properties;

•	create or suffer to exist additional debt (affects our subsidiaries only);

•	sell, lease (including sales and leasebacks), transfer or otherwise dispose of assets;

•	engage in mergers or consolidations;

•	enter into or suffer to exist any agreements limiting the ability of the subsidiaries to declare or pay distributions;

•	make any material changes to the nature of our or their businesses; or

•	make any accounting changes.

The Credit Facility also require us to maintain at the end of each fiscal quarter a maximum debt-to-EBITDA ratio of 4.0 to 1.0 and a minimum interest coverage ratio of 3.0 to 1.0. As of February 28, 2021, we were in compliance with all covenants under the Credit Facility.

The 364-Day Revolving Credit Agreement

On April 24, 2020, the Company entered into an unsecured 364-day revolving credit agreement up to an initial aggregate amount of $375.0 million, which was increased to $425.0 million on May 29, 2020 (the “364-Day Revolving Credit Agreement”). The 364-Day Revolving Credit Agreement expires on April 23, 2021.

As of February 28, 2021, $425.0 million was available for borrowing under the 364-Day Revolving Credit Agreement, subject to the terms and condition of such facility.

The 364-Day Revolving Credit Agreement contains substantially similar covenants to the Credit Facility. As of February 28, 2021, we were in compliance with all covenants under the 364-Day Revolving Credit Agreement.

4.700% Senior Notes due 2022

In August 2012, we issued $500.0 million of 4.700% Senior Notes due 2022. The 4.700% Senior Notes mature on September 15, 2022 and pay interest semi-annually on March 15 and September 15 of each year. As of February 28, 2021, $500.0 million principal amount of the 4.700% Senior Notes remained outstanding. The 4.700% Senior Notes are our senior unsecured obligations and rank equally with all other existing and future senior unsecured debt obligations. The indenture governing the 4.700% Senior Notes contains certain covenants, including, but not limited to, covenants limiting our ability and/or our subsidiaries’ ability to: transfer or lease all or substantially all of our assets to another person; create certain liens; enter into sale and leaseback transactions; create, incur, issue, assume or guarantee any funded debt (applicable only to our “restricted subsidiaries”); guarantee any of our indebtedness (applicable only to our subsidiaries); and consolidate or merge with, or convey, transfer or lease all or substantially all of our assets to another person. This indenture also contains a covenant regarding our repurchase of the 4.700% Senior Notes upon a “change of control repurchase event.”

4.900% Senior Notes due 2023

In July 2016, we issued $300.0 million of 4.900% Senior Notes due 2023. The 4.900% Senior Notes mature on July 14, 2023 and pay interest semi-annually on January 14 and July 14 of each year. As of February 28, 2021, $300.0 million principal amount of the 4.900% Senior Notes remained outstanding. The 4.900% Senior Notes are our senior unsecured obligations and rank equally with all other existing and future senior unsecured debt obligations.

The note purchase agreement pursuant to which the 4.900% Senior Notes were issued contains certain covenants, including, but not limited to, covenants limiting (1) a maximum ratio of consolidated indebtedness to consolidated EBITDA and (2) a minimum ratio of (a) consolidated EBITDA to (b) interest payable on, and amortization of debt discount in respect of, all indebtedness and loss on sale of accounts receivable. In addition, we and our subsidiaries are subject to other covenants, such as: limitation upon transactions with affiliates; limitation upon mergers, consolidations, etc.; limitation upon sales of assets; limitation upon changes in line of business; terrorism sanction regulations; limitation upon subsidiary indebtedness; limitation upon liens; financial and business information; visitation rights; compliance with laws; insurance; maintenance of properties; payment of taxes and claims; preservation of corporate existence, etc.; keeping of books and records; subsidiary guarantees or liability for certain indebtedness; and most favored lender requirement with respect to certain indebtedness.

3.950% Senior Notes due 2028

In January 2018, we issued $500.0 million of 3.950% Senior Notes due 2028. The 3.950% Senior Notes mature on January 12, 2028 and pay interest semi-annually on January 12 and July 12 of each year. As of February 28, 2021, $500.0 million principal amount of the 3.950% Senior Notes remained outstanding. The 3.950% Senior Notes are our senior unsecured obligations and rank equally with all other existing and future senior unsecured debt obligations. The same indenture that governs the 4.700% Senior Notes also governs the 3.950% Senior Notes.

3.600% Senior Notes due 2030

In January 2020, we issued $500.0 million of 3.600% Senior Notes due 2030. The 3.600% Senior Notes mature on January 15, 2030 and pay interest semi-annually on January 15 and July 15 of each year. As of February 28, 2021, $500.0 million principal amount of the 3.600% Senior Notes remained outstanding. The 3.600% Senior Notes are our senior unsecured obligations and rank equally with all other existing and future senior unsecured debt obligations. The same indenture that governs the 4.700% Senior Notes and the 3.950% Senior Notes also governs the 3.600% Senior Notes.

3.000% Senior Notes due 2031

In July 2020, we issued $600.0 million of 3.000% Senior Notes due 2031. The 3.000% Senior Notes mature on January 15, 2031 and pay interest semi-annually on January 15 and July 15 of each year. As of February 28, 2021, $600.0 million principal amount of the 3.000% Senior Notes remained outstanding. The 3.000% Senior Notes are our senior unsecured obligations and rank equally with all other existing and future senior unsecured debt obligations. The same indenture that governs the 4.700% Senior Notes, the 3.950% Senior Notes and the 3.600% Senior Notes also governs the 3.000% Senior Notes.

Accounts Receivable Programs

We regularly sell designated pools of trade accounts receivable under a foreign asset-backed securitization program, a North American asset-backed securitization program and uncommitted trade accounts receivable sale programs. Transfers of the receivables under the programs are accounted for as sales and, accordingly, net receivables sold under the programs are excluded from accounts receivable on the Consolidated Balance Sheets and are reflected as cash provided by operating activities on the Consolidated Statements of Cash Flows. Discussion of each of the programs is included in the following paragraphs.

Asset-Backed Securitization Programs

We continuously sell designated pools of trade accounts receivable, at a discount, under our asset-backed securitization programs to special purpose entities, which in turn sell certain of the receivables to conduits administered by unaffiliated financial institutions (for the North American asset-backed securitization program) and to an unaffiliated financial institution and a conduit administered by an unaffiliated financial institution (for the foreign asset-backed securitization program) on a monthly basis. The entire purchase price for the receivables is paid in cash when the receivables are sold. Additionally, certain unsold receivables covering the maximum amount of net cash proceeds available under the North American asset-backed securitization program are pledged as collateral to the unaffiliated financial institution as of February 28, 2021. The foreign asset-backed securitization program contains a guarantee of payment by the special purpose entity, in an amount approximately equal to the net cash proceeds under the program. Net cash proceeds up to a maximum of $390.0 million for the North American asset-backed securitization program, currently scheduled to expire on November 22, 2021, are available at any one time. Net cash proceeds up to a maximum of $400.0 million for the foreign asset-backed securitization program, currently scheduled to expire on September 30, 2021, are available at any one time.

The asset-backed securitization programs require compliance with covenants including the interest coverage ratio and debt-to-EBITDA ratio contained in the Credit Agreement.

During the three months ended February 28, 2021, we sold $1.1 billion of trade accounts receivable under our asset-backed securitization programs. In exchange, we received cash proceeds of $1.1 billion. As of February 28, 2021, we had up to $53.3 million in available liquidity under our asset-backed securitization programs.

Trade Accounts Receivable Sale Programs

As of February 28, 2021, in connection with eleven separate uncommitted trade accounts receivable sale agreements with unaffiliated financial institutions, we may elect to sell, at a discount, on an ongoing basis, up to a maximum of $600.0 million, $150.0 million, 400.0 million Chinese yuan renminbi, $150.0 million, $150.0 million, $50.0 million, $100.0 million, $100.0 million, $650.0 million, $135.0 million and 100.0 million Swiss Francs, respectively, of specific trade accounts receivable at any one time. The sale agreements are scheduled to expire at various dates from 2021 to 2025, subject in certain cases to automatic extensions and early termination rights.

During the three months ended February 28, 2021 we sold $1.3 billion of trade accounts receivable under these programs. In exchange, we received cash proceeds of $1.3 billion.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered hereby supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. Capitalized terms used in this “Description of Notes” that are otherwise not defined herein have the meanings given to them in the accompanying prospectus.

The notes will be issued as an additional series under an indenture, dated as of January 16, 2008, between Jabil and U.S. Bank National Association (successor in interest to The Bank of New York Mellon Trust Company, N.A.), as trustee (the “trustee”), as supplemented by an officers’ certificate pursuant to the indenture, dated the issue date of notes (the “officers’ certificate”). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms, as well as provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all information that you may find useful. You should read the indenture and the forms of notes, copies of which are available from Jabil upon request. See “Where You Can Find More Information.” References to “Jabil,” “we,” “us” and “our” in this “Description of Notes” section refer only to Jabil Inc. and not to any of its subsidiaries.

General

The notes will have the following basic terms:

•	the notes will be senior unsecured obligations of Jabil and will rank equally with all other existing and future senior and unsecured debt obligations of Jabil;

•	the notes will be limited to $500.0 million aggregate principal amount (subject to the rights of Jabil to issue additional notes as described under “ — Further issuances” below);

•	the notes will accrue interest at a rate of 1.700% per year;

•

interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2021;

•	the notes will mature on April 15, 2026, unless redeemed or repurchased prior to that date;

•

Jabil may redeem the notes, in whole or in part, at any time at its option as described under “ — Optional redemption,” as well as in the event of changes in taxes as described under “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus;

•

Jabil may be required to offer to repurchase the notes in whole or in part in connection with the occurrence of a “change of control repurchase event” as described under “ — Purchase of notes upon a change of control repurchase event”;

•	the notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in definitive form (see “ — Book-entry, delivery and form” below); and

•	the notes will be exchangeable and transferable, at the office or agency of Jabil maintained for such purposes (which initially will be the corporate trust office of the trustee).

Interest on each note will be paid to the person in whose name that note is registered at the close of business on April 1 or October 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due and, unless Jabil defaults on such payment, no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to the notes, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

The notes will not be subject to any sinking fund.

Jabil may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Payment and transfer or exchange

Principal of and premium, if any, and interest on the notes will be payable at the office or agency maintained by Jabil for such purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Jabil, be made (i) by check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “ — Book-entry, delivery and form” below.

A holder may transfer or exchange any certificated notes in definitive form at the same location set forth in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but Jabil may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Jabil is not required to transfer or exchange any note selected for redemption during a period of 15 days before mailing of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, and interest on the notes paid by Jabil that remain unclaimed two years after such payment was due and payable will be repaid to Jabil, and the holders of such notes will thereafter look solely to Jabil for payment.

Ranking

The notes will rank equally with all of our existing and future senior and unsecured indebtedness. As of February 28, 2021, on an as adjusted basis to give effect to this offering and the assumed use of proceeds therefrom as described more fully under the heading “Capitalization” in this prospectus supplement, we had approximately $2.9 billion of such senior and unsecured indebtedness outstanding (which includes the $500.0 million of notes offered hereby).

The notes are our exclusive obligations. Because a substantial portion of our operations are conducted through our subsidiaries, our cash flow and our consequent ability to service debt, including the notes, will depend in part upon the earnings of our subsidiaries and the distribution of those earnings to, or under loans or other payments of funds by those subsidiaries to, us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, will depend upon the earnings of those subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, is structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be effectively subordinated to any mortgage or other lien on the assets of that subsidiary and would be subordinated to any indebtedness of that subsidiary senior to that held by us. As of February 28, 2021, the total liabilities of our subsidiaries, excluding intercompany liabilities but including trade payables, were approximately $8.8 billion. See “Risk Factors — Risks related to this offering and the notes — We conduct a substantial portion of our operations through our subsidiaries and depend on cash flow from our subsidiaries to meet our obligations. Your right to receive payments on the notes could be adversely affected if any of our subsidiaries becomes unable to distribute cash to us,” “ — The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries,” and “ — The notes will be unsecured and will be effectively junior to all of our secured obligations to the extent of the value of the collateral securing such obligations.”

The indenture does not limit the amount of indebtedness that we may incur. The indenture does limit the ability of our restricted subsidiaries to incur indebtedness and of any of our subsidiaries to guarantee our indebtedness. See “Description of Debt Securities — Certain Covenants — Restrictions on Funded Debt of Restricted Subsidiaries” and “Description of Debt Securities — Certain Covenants — Limitation on Issuance of Guarantees by Subsidiaries” in the accompanying prospectus.

Optional redemption

Prior to March 15, 2026 (the date that is one month prior to the scheduled maturity date of the notes) (the “Par Call Date”), we will be entitled, at our option, to redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus the Applicable Premium for such notes, and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, on or after the Par Call Date, we may redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Calculation of the redemption price will be made by us or on our behalf by such person as we shall designate; provided that such calculation and the correctness thereof shall not be a duty, responsibility or obligation of the trustee.

If the optional redemption date is on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest in respect of notes subject to redemption will be paid on the redemption date to the person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to holders whose notes will be subject to redemption.

“Applicable Premium” means with respect to a note at any redemption date, the excess of (1) the present value at such redemption date of the Remaining Scheduled Payments on such note (but excluding accrued and unpaid interest, if any, to, but excluding, the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (2) the principal amount of such note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (1) the arithmetic average of the yields in each statistical release for the immediately preceding week designated “H.15” or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under “U.S. government securities — Treasury constant maturities — nominal,” for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining term of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding such redemption date, plus 15 basis points.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes from the redemption date to the Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to the Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the arithmetic average of two Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by Jabil.

“Reference Treasury Dealer” means each of BNP Paribas Securities Corp. and its successors and assigns, J.P. Morgan Securities LLC and its successors and assigns, one Primary Treasury Dealer (as defined herein) selected by MUFG Securities Americas Inc. and its successors and assigns and one Primary Treasury Dealer selected by SMBC Nikko Securities America, Inc. and its successors and assigns; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer in our discretion.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by Jabil, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to Jabil by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding the redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the notes that would be due after the redemption date but for such redemption if the notes matured on the Par Call Date. If the redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment on the notes will be reduced by the amount of interest accrued thereon to the redemption date.

Notice of any redemption will be given at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. If less than all of the notes are to be redeemed, the notes or portions thereof shall be selected in authorized denominations in accordance with the policies and procedures of DTC.

Unless Jabil defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.

Purchase of notes upon a change of control repurchase event

If a change of control repurchase event occurs, unless Jabil has exercised its right to redeem the notes as described above, Jabil will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Jabil, prior to any change of control, but after the public announcement of the change of control, Jabil will deliver a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered. The notice shall, if delivered prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice.

Jabil will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Jabil will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.

On the repurchase date following a change of control repurchase event, Jabil will, to the extent lawful:

(1)	accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

(2)

deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered (no interest or dividends will be paid on any such deposit); and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by Jabil.

The paying agent will deliver to each holder of notes properly tendered the purchase price for the notes, and Jabil shall execute, and the trustee will authenticate and deliver (or cause to be transferred by book-entry) to each holder, a new note equal in principal amount to any unpurchased portion of any notes surrendered.

Jabil will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Jabil and such third party purchases all notes properly tendered and not withdrawn under its offer.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Jabil and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Jabil and the underwriters.

Jabil has no present intention to engage in a transaction involving a change of control, although it is possible that Jabil could decide to do so in the future. Subject to the limitations discussed below, Jabil could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Jabil or credit ratings of the notes. Restrictions on the ability of Jabil and certain of its subsidiaries to incur liens, enter into sale and leaseback transactions, incur funded debt and consolidate, merge or sell assets are contained in the covenants as described under “Description of Debt Securities — Certain Covenants — Limitation on Liens,” “Description of Debt Securities — Certain Covenants — Limitation on Sale and Leaseback Transactions,” “Description of Debt Securities — Certain Covenants — Restrictions on Funded Debt of Restricted Subsidiaries,” “Description of Debt Securities — Certain Covenants — Limitation on Issuance of Guarantees by Subsidiaries” and “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus. Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Jabil or a highly leveraged or similar transaction involving Jabil.

Jabil may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Jabil may be prohibited from repurchasing the notes under the terms of other agreements relating to Jabil’s indebtedness at the time (although Jabil currently does not have any agreements precluding such repurchase of the notes).

For purposes of the foregoing discussion of a repurchase at the option of holders upon a change of control repurchase event, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Jabil and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Jabil or one of its subsidiaries; (2) the adoption of a plan relating to Jabil’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Jabil or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Jabil’s voting stock or other voting stock into which Jabil’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (4) Jabil consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Jabil, in any such event pursuant to a transaction in which any of the voting stock of Jabil or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of voting stock of Jabil outstanding immediately prior to such transaction directly or indirectly constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction. This “change of control” definition includes a disposition of all or substantially all of the property and assets of Jabil and its subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of the notes may require Jabil to make an offer to repurchase the notes as described above.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event. “investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by Jabil.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Jabil, a “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, selected by Jabil (as certified by a resolution of the board of directors of Jabil) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“rating date” means the date which is 90 days prior to the earlier of (i) a change of control or (ii) public notice of the occurrence of a change of control or of the intention by Jabil to effect a change of control.

“ratings event” means the occurrence of the events described in (a) or (b) below on, or within 60 days after the earlier of, (i) the occurrence of a change of control or (ii) public notice of the occurrence of a change of control or the intention by Jabil to effect a change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies): (a) in the event the notes are rated by both rating agencies on the rating date as investment grade, the rating of the notes shall be reduced so that the notes are rated below investment grade by both rating agencies, or (b) in the event the notes (1) are rated investment grade by one rating agency and below investment grade by the other rating agency on the rating date, the rating of the notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the notes are then rated below investment grade by both rating agencies or (2) are rated below investment grade by both rating agencies on the rating date, the rating of the notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further issuances

Jabil may from time to time, without notice to, or the consent of, the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the notes, and will vote together as one class on all matters with respect to the notes.

Certain covenants

We refer you to the section entitled “Description of Debt Securities — Certain Covenants” and “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus for a description of certain covenants applicable to the notes. Except as set forth therein, neither Jabil nor any of its subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation;

•	paying dividends or making distributions on the capital stock of Jabil or of such subsidiaries; or

•	purchasing or redeeming capital stock of Jabil or such subsidiaries.

In addition, Jabil will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the notes upon a change of control or other events involving Jabil or any of its subsidiaries which may adversely affect the creditworthiness of the notes, except to the limited extent provided under “ — Purchase of notes upon a change of control repurchase event.” Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving Jabil that may adversely affect holders of the notes, except to the limited extent provided below and under “ — Purchase of notes upon a change of control repurchase event.”

Enforceability of judgments

A substantial portion of our assets is located outside the United States and, as described under “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus, we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a person domiciled outside the United States (although we have no present intention of doing so), subject to the conditions described under such heading. In such event, any judgment obtained in the United States against the successor person, including judgments with respect to payments on the notes, may not be collectible in the United States. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the United States, and awards for punitive damages in actions brought in the United States or elsewhere may not be enforceable in certain jurisdictions.

SEC reports

At any time that Jabil is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes are outstanding, Jabil will furnish to the trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such provisions, within 15 days after the date specified for the filing with the SEC of such information, documents and reports under such provisions. If Jabil is not subject to such reporting requirements, then it shall furnish to the trustee and the SEC, in accordance with the rules of the SEC, such supplementary and periodic information, documents and reports as may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange.

Events of default

Each of the following is an “event of default” under the indenture with respect to the notes:

(i)

default in the payment of any interest on the notes, or any additional amounts payable with respect thereto, when such interest becomes, or such additional amounts become, due and payable, and continuance of such default for a period of 30 days;

(ii)	default in payment of principal or any premium with respect to the notes, or any additional amounts payable with respect thereto, when due upon maturity, redemption or otherwise;

(iii)

default in the performance, or breach, of any covenant, warranty or agreement of Jabil in the indenture or the notes (other than a covenant or warranty included in the indenture solely for the benefit of one or more series of debt securities other than the notes), and the continuance of such default or breach for a period of 90 days after delivery of written notice to Jabil by the trustee or to Jabil and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

(iv)

there occurs with respect to any issue or issues of indebtedness (including any guarantee and any other series of debt securities) of Jabil or any restricted subsidiary having an outstanding principal amount of $75,000,000 or more in the aggregate for all such issues of all such persons, whether such indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(v)

Jabil or any of its restricted subsidiaries shall fail within 30 days to pay, bond or otherwise discharge uninsured judgments or court orders for the payment of money in excess of $75,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith; or

(vi)

certain events of bankruptcy, insolvency or reorganization of Jabil or any Significant Subsidiary (or any group of its restricted subsidiaries that, taken together, would constitute a Significant Subsidiary).

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities issued pursuant to the indenture. The indenture provides that the trustee may withhold notice to the holders of the notes of the occurrence of a default with respect to the notes (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders to do so. The trustee is obligated to withhold notice to the holders of the notes for at least 30 days if the default is of the character specified in (iii) above.

The indenture provides that if an event of default with respect to the notes of the type described in clause (vi) with respect to Jabil shall have occurred and be continuing, then the principal of, accrued and unpaid interest on and any additional amounts payable in respect of the notes will become immediately due and payable. The indenture provides that if any other event of default with respect to the notes shall have occurred and be continuing, either the trustee or the holders of at least 25% in principal amount of the notes then outstanding may declare the principal amount of all the notes to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the notes.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered the trustee security or indemnity satisfactory to the trustee. Subject to the foregoing, holders of a majority in principal amount of the then outstanding notes shall have the right, subject to compliance with applicable law and certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the notes. The indenture requires the annual filing with the trustee of a certificate by Jabil as to whether or not it is in default under the terms of the indenture. Jabil is also required to deliver to the trustee, within five days after becoming aware thereof, written notice of any event of default or any event which after notice or lapse of time would constitute an event of default.

Notwithstanding any other provision of the indenture, the holders of the notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on the notes on the respective due dates therefor (as the same may be extended in accordance with the terms of the notes) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

Definitions

We refer you to the section entitled “Description of Debt Securities — Definitions” in the accompanying prospectus for certain definitions that are used in this “Description of Notes” applicable to the notes.

In addition, for purposes of the notes, the indenture will provide that:

“Credit Facilities” means, collectively, (i) the Credit Agreement, dated as of April 24, 2020, among Jabil, the initial lenders named therein, Mizuho Bank, Ltd., as administrative agent, BNP Paribas and Sumitomo Mitsui Banking Corporation, as co-syndication agents, Credit Agricole Corporate and Investment Bank, MUFG Union Bank, N.A. and U.S. Bank National Association, as documentation agents, and Mizuho Bank, Ltd., BNP Paribas Securities Corp. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners, and any amendment, extension, renewal, increase, decrease, substitution or replacement of such agreement, (ii) the Credit Agreement, dated as of January 22, 2020, among Jabil, the initial lenders named therein, Citibank, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents, BNP Paribas, Mizuho Bank, Ltd., MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as documentation agents and Citibank, N.A., JPMorgan Chase Bank, N.A., BofA Securities, Inc., BNP Paribas Securities Corp., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners, and any amendment, extension, renewal, increase, decrease, substitution or replacement of such agreement and (iii) any other credit facility or facilities entered into by Jabil after any such agreement or any such amendment, extension, renewal, increase, decrease, substitution or replacement have been cancelled or otherwise terminated.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act as in effect on the issue date of the notes.

Discharge, defeasance and covenant defeasance

We refer you to the section entitled “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus for a description of the defeasance and discharge provisions that are applicable to the notes and the indenture.

Modification, waivers and meetings

We refer you to the section entitled “Description of Debt Securities — Modification, Waivers and Meetings” in the accompanying prospectus for certain information regarding modification of the indenture, waivers of provisions therein and meetings of the holders of the notes.

Book-entry, delivery and form

We have obtained the information in this section concerning DTC, Clearstream and Euroclear and their book- entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes, the base indenture and the officers’ certificate. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the base indenture or the officers’ certificate, including for purposes of receiving any reports delivered by us or the trustee pursuant to the base indenture or the officers’ certificate. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described below under the heading “ — Certificated notes”:

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except as provided below in “ — Certificated notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-entry format

Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. In addition, we and the trustee have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a holder of the notes, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the base indenture or the officers’ certificate on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers within and among book-entry systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash amount only as of the business day following settlement in DTC.

Although each of DTC, Clearstream and Euroclear has agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•	DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days of the date we are so informed in writing;

•	an event of default has occurred and is continuing under the base indenture or the officers’ certificate; or

•	we, at our option, deliver a company order to the trustee to the effect that the global note shall be exchangeable for definitive securities in fully certificated registered form.

If any of the three above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. The trustee will re-issue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the base indenture and the officers’ certificate.

Unless and until we issue the notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the notes; (2) all references in this prospectus supplement to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus supplement to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

Regarding the trustee

U.S. Bank National Association is the successor trustee under the indenture and has also been appointed by Jabil to act as security registrar, authenticating agent and paying agent for the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of the notes. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the U.S. Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this Prospectus Supplement. Changes in such authorities or new interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax considerations discussed below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS or a court will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary deals only with beneficial owners of notes that purchase the notes for cash in this offering at their “issue price” (the first price at which a substantial amount of the notes is sold for cash to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that will hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is general in nature and does not purport to be a complete analysis of all the potential tax consequences of the acquisition, ownership and disposition of the notes, nor does it discuss all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status. It also does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as banks and other financial institutions, dealers or traders in securities or currencies, brokers, investors that have elected mark-to-market treatment, retirement plans and other tax-deferred accounts, tax-exempt entities, non-U.S. trusts and estates with U.S. beneficiaries, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, insurance companies, real estate investment trusts, regulated investment companies, U.S. persons who hold their notes through a bank, financial institution or other entity, or a branch or office thereof, that is located, organized or resident outside the United States, U.S. persons whose functional currency is not the U.S. dollar, investors that hold the notes as part of a hedge, straddle, integrated or conversion transaction, former citizens or residents of the United States subject to section 877 of the Code, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, persons required for U.S. federal income tax purposes to accelerate the timing of income accruals with respect to the notes as a result of such income being reported on an applicable financial statement and taxpayers subject to the alternative minimum tax.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of its substantial decisions or (2) a valid election to be treated as a U.S. person is in effect under the relevant Treasury regulations with respect to such trust.

A “Non-U.S. holder” is a beneficial owner of the notes that is, for U.S. federal income tax purposes, an individual, corporation, estate, or trust that is not a U.S. holder.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership considering an investment in the notes should consult its tax advisors.

The following summary is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of notes should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under other U.S. federal tax laws (such as estate and gift tax laws) or the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.

Effect of certain contingencies

We may be required to pay amounts on the notes in addition to stated principal and interest in some circumstances (e.g., a change in control as described in “Description of Notes — Purchase of notes upon a change of control repurchase event”). Although the issue is not free from doubt, we intend to take the position that the possibility of payment of such additional amounts does not result in the notes being treated as contingent payment debt instruments under applicable Treasury regulations. This position will be based in part on our determination that, as of the date of the issuance of the notes, the possibility that such additional amounts will have to be paid, in the aggregate, is a remote or incidental contingency within the meaning of applicable Treasury regulations.

Our determination that these contingencies are remote or incidental is binding on a holder, unless such holder explicitly discloses to the IRS on its tax return for the year during which it acquires the notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS prevails in taking a contrary position to that described above, then the notes may be treated as contingent payment debt instruments and, regardless of a holder’s regular method of tax accounting for U.S. federal income tax purposes, a holder subject to U.S. federal income taxation may be required to accrue interest income on the notes in excess of the stated interest, at a comparable yield at which we would have issued a fixed rate debt instrument with no contingent payments, but with terms and conditions similar to those of the notes. In addition, any gain on a sale, exchange, redemption, retirement or other taxable disposition of the notes generally would be characterized as ordinary income, rather than capital gain. Holders of notes should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Certain tax consequences to U.S. Holders

Taxation of interest

Interest on the notes will be taxable to U.S. Holders as ordinary interest income as the interest accrues or is received, in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Sale, exchange, redemption, retirement or other taxable disposition of the notes

Upon a sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition and the holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid interest. Amounts attributable to accrued and unpaid interest are taxed as interest as described above under “ — Taxation of interest.”

Any gain or loss recognized on a sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will generally be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition the note has been held for more than one year. For non-corporate taxpayers, long-term capital gains generally are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to substantial limitations.

Medicare tax

Certain U.S. Holders who are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, interest income on and capital gains from the disposition of securities like the notes, subject to certain exceptions. U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their purchase, ownership and disposition of the notes.

Information reporting and backup withholding

In general, we must report certain information to the IRS with respect to payments of interest on a note, and payments of the proceeds of a sale, exchange or other taxable disposition (including a retirement or redemption) of a note, to certain U.S. Holders. The applicable withholding agent may be required to impose backup withholding, at the rate specified in the Code, on payments of interest on a note and the proceeds of a sale, exchange or other taxable disposition (including a retirement or redemption) of a note if (i) the payee fails to furnish a taxpayer identification number (“TIN”) to the applicable withholding agent in the manner required or to otherwise establish an exemption from backup withholding; (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect; (iii) there has been a notified payee underreporting described in section 3406(c) of the Code; (iv) the payee has not certified that it has furnished a correct TIN, that it is a United States person and that the IRS has not notified the payee that it is subject to backup withholding under the Code; or (v) the payee otherwise fails to comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Certain tax consequences to Non-U.S. Holders

Taxation of interest

Subject to the discussions below regarding FATCA and backup withholding, interest paid on a note to a non-U.S. Holder will be exempt from U.S. federal income and withholding tax under the “portfolio interest exemption,” provided that:

•	interest paid on the notes is not effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business;

•	the non-U.S. Holder does not, actually or constructively, own stock possessing 10% or more of the combined voting power of all classes of our voting stock;

•	the non-U.S. Holder is not a controlled foreign corporation related to us, actually or constructively, within the meaning of Section 881(c)(3)(C) of the Code;

•

the non-U.S. Holder is not a bank that acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business as described in Section 881(c)(3)(A) of the Code; and

•	certain certification requirements (including delivery of appropriate withholding certifications) have been met.

If the above conditions are not met, then payments of interest made to a non-U.S. Holder generally will be subject to U.S. federal withholding tax at the rate of 30%, unless the holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E, as appropriate (or suitable substitute form) establishing an exemption from or reduction in the withholding tax under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or suitable substitute form) certifying that interest paid on the notes is not subject to such withholding tax because it is effectively connected with such non-U.S. Holder’s conduct of a U.S. trade or business.

If a non-U.S. Holder is engaged in a U.S. trade or business and interest on the notes is effectively connected with the conduct of that trade or business, then, unless an applicable income tax treaty provides otherwise, such non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis in generally the same manner as if such holder were a U.S. person as defined under the Code. In addition, if a non-U.S. Holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of its effectively connected earnings and profits that are not reinvested in the United States, subject to adjustments.

Sale, exchange, redemption, retirement or other taxable disposition of a note

Subject to the discussion below regarding backup withholding, a non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain recognized on a sale, exchange, redemption, retirement or other taxable disposition of a note (other than any amount representing accrued but unpaid interest on the note, which portion will be taxable as interest and will be subject to the rules discussed above under “ — Non-U.S. Holders — Taxation of interest”) unless (i) the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition of the note, and certain other requirements are met, in which case such non-U.S. Holder generally will be subject to U.S. federal income tax at a flat rate of 30 percent (unless a lower applicable treaty rate applies) on any such gain realized in the taxable year of the disposition (net of certain U.S.-source losses, provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses) or (ii) the gain is effectively connected with such non-U.S. Holder’s conduct of a U.S. trade or business, in which case such gain will be subject to U.S. federal income tax in generally the same manner as effectively connected interest is taxed (as discussed above under “ — Non-U.S. Holders — Payment of Interest”) and a non-U.S. Holder that is a foreign corporation may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of its effectively connected earnings and profits that are not reinvested in the United States, subject to adjustments.

Information reporting and backup withholding

The amount of interest paid to a non-U.S. Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. Holder is resident or is established. Provided that a non-U.S. Holder has complied with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption, the non-U.S. Holder generally will not be subject to backup withholding with respect to interest payments on a note.

Rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from a sale, exchange or other disposition (including a redemption or retirement) of a note are as follows:

•

If the proceeds are paid to or through the U.S. office of a broker, a non-U.S. Holder generally will be subject to backup withholding and information reporting unless the non-U.S. Holder certifies that it is not a U.S. person (usually on an IRS Form W-8BEN or W-8BEN-E, as appropriate) or otherwise establishes an exemption.

•

If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or that has certain specified U.S. connections, a non-U.S. Holder generally will be subject to information reporting (but generally not backup withholding) unless the non U.S. Holder certifies that it is not a U.S. person (usually on an IRS Form W-8BEN or W-8BEN-E, as appropriate) or otherwise establishes an exemption.

•

If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and does not have certain specified U.S. connections, a non-U.S. Holder generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder will be allowed as a credit against the non-U.S. Holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (such sections commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”), U.S. federal withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% U.S. federal withholding tax may be imposed on payments of interest and, subject to the discussion below, payments of gross proceeds from a sale, exchange, retirement, redemption or other disposition of notes made to a foreign financial institution or to a non-financial foreign entity (whether such institution or entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury, it must, among other things, identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. An applicable intergovernmental agreement regarding FATCA between the United States and a non-U.S. entity’s jurisdiction may modify the general rules described above.

Pursuant to proposed regulations, the Treasury Department has indicated its intent to eliminate FATCA withholding with respect to gross proceeds from the sale, exchange, retirement, redemption or other disposition of relevant financial instruments. The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

Prospective investors should consult their tax advisors regarding FATCA.

The summary of certain U.S. federal income tax considerations as to both U.S. Holders and Non-U.S. Holders set forth above is included for general information only. This summary is not intended to be, and should not be construed to be, legal or tax advice to any particular holder of the notes and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the notes, including the tax consequences under state, local and non-U.S. income and non-income tax laws and the possible effects of changes in U.S. federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of any notes it may purchase.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but to which Section 4975 of the Code applies, such as individual retirement accounts and Keogh plans, including entities whose underlying assets include the assets of such plans (collectively, together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction (each a “prohibited transaction”). A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to non-U.S., federal, state, local or other applicable laws or regulations that are substantially similar to the foregoing provisions of ERISA or the Code (“Similar Laws”). Fiduciaries of any such plans should consult with their counsel before purchasing any notes.

Each Plan should consider that (i) none of the Company, the underwriters nor any of their respective affiliates has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire any notes, and they are not acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of such notes and (ii) the Plan fiduciary making the decision to acquire the notes must exercise its own independent judgment in evaluating the investment in such notes.

Prohibited transaction issues

The acquisition and/or holding of notes by a Plan with respect to which we or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes by a Plan. The class exemptions which the DOL has issued include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that the applicable party in interest or disqualified person does not (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes may not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or similar violation of any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Representations

By acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or other plan subject to Similar Law or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws, and none of the Company, the underwriters nor any of their respective affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) of such purchaser or transferee, nor has been relied upon by such purchaser or transferee for any investment recommendation or investment advice, in connection with the purchase and holding of the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions contained in the underwriting agreement, dated as of the date of this prospectus supplement, between us and BNP Paribas Securities Corp., J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc., as representatives of the several underwriters, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriters	Principal Amount of Notes
BNP Paribas Securities Corp.	$75,000,000
J.P. Morgan Securities LLC	75,000,000
MUFG Securities Americas Inc.	75,000,000
SMBC Nikko Securities America, Inc.	75,000,000
BofA Securities, Inc.	28,875,000
Citigroup Global Markets Inc.	28,875,000
Mizuho Securities USA LLC	28,875,000
U.S. Bancorp Investments, Inc.	28,875,000
Credit Agricole Securities (USA) Inc.	8,000,000
HSBC Securities (USA) Inc.	8,000,000
Loop Capital Markets LLC	8,000,000
PNC Capital Markets LLC	8,000,000
RBC Capital Markets, LLC	8,000,000
Santander Investment Securities Inc.	8,000,000
Siebert Williams Shank & Co., LLC	8,000,000
Standard Chartered Bank	8,000,000
Truist Securities, Inc.	8,000,000
Wells Fargo Securities, LLC	8,000,000
ICBC Standard Bank Plc	2,000,000
Academy Securities, Inc.	1,250,000
Drexel Hamilton, LLC	1,250,000

Total	$500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.350% of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per note	0.600%

In the underwriting agreement, we have agreed that:

•

We will not offer or sell any of our debt securities (other than the notes) for the period following the date of this prospectus supplement through the closing date of the notes offered hereby without the prior consent of

BNP Paribas Securities Corp., J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are new issues of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or to arrange for the notes to be quoted on any automated quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities and may end any of them at any time.

We estimate that our total expenses, exclusive of the underwriting discount, of this offering will be approximately $1.5 million.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of Financial Industry Regulatory Authority.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase the notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the notes constituting its allotment solely outside the United States.

Conflicts of Interest

To the extent that any of the underwriters or their affiliates are lenders under the Credit Agreement, they may receive proceeds from this offering through the repayment of the Term Loan Facility. At least 5% or more of the net proceeds of this offering (not including underwriting discounts) may be directed to one or more of the underwriters or their affiliates. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are investment grade rated. In accordance with Rule 5121(c), no sales of the notes will be made to any account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. See “Use of Proceeds”.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters and their respective affiliates have performed, and may in the future perform, commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses.

The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the underwriters or their respective affiliates are parties to one or more of the Credit Agreement, the 364-Day Revolving Credit Agreement and our accounts receivable programs. In particular, under our Credit Agreement, Citigroup Global Markets Inc. or an affiliate thereof is a lender, administrative agent, joint lead arranger and joint bookrunner, BofA Securities, Inc. or an affiliate thereof is a lender, co-syndication agent, joint lead arranger and joint bookrunner, an affiliate of J.P. Morgan Securities LLC is a lender, co-syndication agent, joint lead arranger and joint bookrunner and BNP Paribas Securities Corp. or an affiliate thereof, an affiliate of Mizuho Securities USA LLC, an affiliate of MUFG Securities Americas Inc. and an affiliate of SMBC Nikko Securities America, Inc. are each lenders, documentation agents, joint lead arrangers and joint bookrunners. In addition, under our 364-Day Revolving Credit Agreement, an affiliate of Mizuho Securities USA LLC is a lender, administrative agent, joint lead arranger and joint bookrunner and BNP Paribas Securities Corp. or an affiliate of MUFG Securities Americas Inc. thereof and an affiliate of SMBC Nikko Securities America, Inc. are each lenders, co-syndication agents and joint lead arrangers and joint bookrunners. U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., will be acting as trustee under the indenture governing the notes.

We expect that delivery of the notes will be made to investors on or about April 14, 2021, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes on the date of pricing or the next two business days will be required, by virtue of the fact that the notes will initially settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next two business days should consult their own advisors.

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are for distribution only to persons who

(1) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”);

(2) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order;

(3) are outside the United Kingdom; or

(4) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).

This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) and the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriters have agreed that they will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) (an “Institutional Investor”), (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

(1)

to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon the validity of the notes offered hereby for us. Cahill Gordon & Reindel LLP, New York, New York will pass upon the validity of the notes offered hereby for the underwriters.

EXPERTS

The consolidated financial statements of Jabil Inc. and subsidiaries appearing in Jabil Inc.’s Annual Report (Form 10-K) for the year ended August 31, 2020 (including the schedule appearing therein) and the effectiveness of Jabil Inc. and subsidiaries’ internal control over financial reporting as of August 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.jabil.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

INCORPORATION BY REFERENCE

We “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2020;

•

Those sections of the proxy statement related to the annual meeting of stockholders held on January 21, 2021, as filed with the SEC on December  9, 2020, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended August 31, 2020;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2020 and February 28, 2021;

•	Our Current Report on Form 8-K filed with the SEC on January 26, 2021; and

•

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering (other than any information deemed to have been “furnished” and not “filed” under the Exchange Act, including information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K).

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents. You can request those documents at no cost by visiting our website at www.jabil.com, by calling (727) 577-9749, or by making a written request to our Investor Relations Department at:

Jabil Inc.

Attention: Investor Relations and Communications

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

We have not incorporated by reference into this prospectus supplement the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus supplement.

PROSPECTUS

Jabil Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Depositary Shares

Units

We may offer and sell from time to time, in one or more offerings: debt securities, preferred stock, common stock, warrants, depositary shares, or units that include two or more of these securities. Our common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “JBL.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market.

We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms to be determined at the time of the applicable offering.

This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these securities in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.

Investing in our securities involves risk. See “Risk Factors” in this prospectus, any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or issuer free writing prospectus and other documents to which we refer you. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

The information in this prospectus or any accompanying prospectus supplement may not contain all of the information that may be important to you. You should read this entire prospectus and any accompanying prospectus supplement or issuer free writing prospectus, as well as the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, before making an investment decision. See “Where You Can Find More Information” and “Incorporation by Reference.”

When used in this prospectus and any prospectus supplement, unless otherwise specified or the context otherwise requires, the terms the “Company,” “Jabil,” “we,” “our” or “us” refer to Jabil Inc. together with its consolidated subsidiaries unless the context suggests otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of these securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offered securities and the offering, including a detailed description of the securities to be offered, the specific amount or amounts of securities to be offered, the prices of such securities, the name of any agent, underwriter or dealer to or through which we will sell the securities and a description of any arrangement with such agent, underwriter or dealer, and information about any securities exchange or automated quotation system on which the securities will be listed. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

This prospectus does not contain all of the information included in the registration statement of which it forms a part. For further information, we refer you to the entire registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements (such as when we describe what “will,” “may,” or “should” occur, what we “plan,” “intend,” “estimate,” “believe,” “expect” or “anticipate” will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, potential risks pertaining to these future sales and operating results, future prospects, anticipated benefits of proposed (or future) acquisitions, dispositions and new facilities, growth, the capabilities and capacities of business operations, any financial or other guidance, expected capital expenditures and dividends, expected restructuring charges and related savings and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. We make certain assumptions when making forward-looking statements, any of which could prove inaccurate, including assumptions about our future operating results and business plans. Therefore, we can give no assurance that the results implied by these forward-looking statements will be realized. Furthermore, the inclusion of forward-looking information should not be regarded as a representation by us or any other person that future events, plans or expectations we contemplate will be achieved. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those expressed or implied in our forward-looking statements:

•	the scope and duration of the COVID-19 outbreak and its impact on global economic systems, our employees, sites, operations, customers, and supply chain;

•	fluctuation in our operating results;

•	our dependence on a limited number of customers;

•	our ability to manage growth effectively;

•	competitive factors affecting our customers’ businesses and ours;

•	the susceptibility of our production levels to the variability of customer requirements;

•	our ability to keep pace with technological changes and competitive conditions;

•	our reliance on a limited number of suppliers for critical components;

•	exposure to financially troubled customers and suppliers;

•	our exposure to the risks of a substantial international operation; and

•	our ability to achieve the expected profitability from our acquisitions.

For a further list and description of various risks, factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents incorporated by reference in this prospectus. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.

All forward-looking statements included or incorporated by reference in this prospectus and in the documents incorporated by reference in this prospectus are made only as of their respective dates, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we hereafter become aware. You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results or events may be materially different from what we expect. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

JABIL INC.

We are one of the leading providers of worldwide manufacturing services and solutions. We provide comprehensive electronics design, production and product management services to companies in various industries and end markets. Our services enable our customers to reduce manufacturing costs, improve supply-chain management, reduce inventory obsolescence, lower transportation costs and reduce product fulfillment time. Our manufacturing and supply chain management services and solutions include innovation, design, planning, fabrication and assembly, delivery and managing the flow of resources and products. We derive substantially all of our revenue from production and product management services (collectively referred to as “manufacturing services”), which encompass the act of producing tangible components that are built to customer specifications and are then provided to the customer.

We serve our customers primarily through dedicated business units that combine highly automated, continuous flow manufacturing with advanced electronic design and design for manufacturability. We depend, and expect to continue to depend, upon a relatively small number of customers for a significant percentage of our net revenue, which in turn depends upon their growth, viability and financial stability.

We conduct our operations in facilities that are located worldwide, including but not limited to, China, Malaysia, Mexico, Singapore, the United States and Vietnam. Our global manufacturing production sites allow customers to manufacture products simultaneously in the optimal locations for their products. Our global presence is key to assessing and executing on our business opportunities.

We have two reporting segments: Electronics Manufacturing Services (“EMS”) and Diversified Manufacturing Services (“DMS”), which are organized based on the economic profiles of the services performed, including manufacturing capabilities, market strategy, margins, return on capital and risk profiles. Our EMS segment is focused around leveraging IT, supply chain design and engineering, technologies largely centered on core electronics, utilizing our large scale manufacturing infrastructure and our ability to serve a broad range of end markets. Our EMS segment is a high volume business that produces product at a quicker rate (i.e. cycle time) and in larger quantities and includes customers primarily in the automotive and transportation, capital equipment, cloud, computing and storage, defense and aerospace, industrial and energy, networking and telecommunications, print and retail, and smart home and appliances industries. Our DMS segment is focused on providing engineering solutions, with an emphasis on material sciences, technologies and healthcare. Our DMS includes customers primarily in the edge devices and accessories, healthcare, mobility and packaging industries.

Our principal executive offices are located at 10560 Dr. Martin Luther King, Jr. Street North St. Petersburg, Florida 33716, and our telephone number is (727) 577-9749.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated by reference in this prospectus. See “Incorporation by Reference” below.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of any securities offered by this prospectus will be used for general corporate purposes. General corporate purposes may include, without limitation:

•	working capital;

•	acquisitions of or investments in other businesses;

•	capital expenditures;

•	repayment of outstanding debt;

•	repurchases of shares of our common stock; and

•	advances to or investments in our subsidiaries.

Pending any specific application described in the applicable prospectus supplement, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth certain of the material terms and provisions of the debt securities that are common to all series of debt securities that we may offer (unless otherwise indicated in the prospectus supplement relating to a particular series). Other material specific terms of any particular series of debt securities will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in one or more series under an indenture, dated as of January 16, 2008, between us and U.S. Bank National Association (successor in interest to The Bank of New York Mellon Trust Company, N.A.), as trustee. The indenture, which is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is filed as an exhibit to the registration statement of which this prospectus forms a part and contains the full text of the matters described in this section.

Because the summary of the material provisions of the indenture and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indenture and the debt securities for complete information regarding the terms and provisions of the indenture (including defined terms) and the debt securities. Whenever particular articles, sections or defined terms of the indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such statement is made is qualified in its entirety by such reference.

When used in this description of debt securities, unless otherwise specified or the context otherwise requires, the terms the “Company,” “Jabil,” “we,” “our” or “us” refer to solely Jabil Inc. and not to any of its subsidiaries.

General

The prospectus supplement relating to the series of debt securities offered thereby will describe the specific terms of the debt securities offered, including (where applicable):

•	the title or designation of such debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued;

•	the date or dates on which the principal of and premium, if any, on such debt securities will be payable, or the method or methods, if any, by which such date or dates will be determined;

•

the rate or rates at which such debt securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue, or the method or methods, if any, by which such date or dates are to be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the dates on which such interest, if any, will be payable and the record dates, if any, therefor;

•

the place or places where the principal of, premium, if any, and interest, if any, or any additional amounts (as defined below) on such debt securities will be payable and the place or places where such debt securities may be surrendered for registration of transfer and exchange, if in addition to or other than The City of New York;

•

if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which debt securities may be redeemed at the option of Jabil or are subject to repurchase at the option of the holders;

•	the terms of any sinking fund or analogous provision;

•

whether any such debt securities are to be issuable in registered form as registered securities or bearer form as bearer securities or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such bearer securities (including in exchange for registered securities of the same series);

•	whether any such debt securities will be issued in temporary or permanent global form and, if so, the identity of the depositary for such global debt security;

•

the person to whom any interest on any registered securities of the series shall be payable, if other than the person in whose name the registered security (or one or more predecessor securities (i.e., every previous debt security evidencing all or a portion of the same indebtedness as that evidenced by such particular debt security)) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the indenture;

•	the portion of the principal amount of such debt securities which shall be payable upon acceleration thereof if other than the full principal amount thereof;

•

the authorized denominations in which such debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•

whether the debt securities will be convertible into shares of common stock and/or exchangeable for other securities, whether or not issued by Jabil, and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable;

•	whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of senior debt securities, whether the senior debt securities of the series will be secured by a pledge of, or security interest in, any assets or property of Jabil and, if so, the specific security provisions applicable thereto;

•

in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Jabil in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities; and

•	any other terms of such debt securities.

Debt securities may be issued as original issue discount securities (i.e., debt securities which provide for declarations of amounts less than the principal face amount thereof to be due and payable upon acceleration pursuant to the indenture) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Under the indenture, the terms of the debt securities of any series may differ, and Jabil, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities or establish additional terms of such series.

Redemption and Repurchase

The debt securities of any series may be redeemable at the option of Jabil, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by Jabil at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by Jabil, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Jabil, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that Jabil may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities shall not be offered, sold, resold or delivered in connection with their original issuance in the U.S. or to any U.S. person (as defined below) other than in offices located outside the U.S. of certain U.S. financial institutions. As used herein, “U.S. person” means any citizen or resident of the U.S., any corporation, partnership or other entity created or organized in or under the laws of the U.S., any estate the income of which is subject to U.S. federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust, and “U.S.” means, except as may be set forth in the prospectus supplement, the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by certain limitations under U.S. tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities.

Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 or any integral multiple thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by Jabil in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any registered security may be made at the option of Jabil by check mailed to the address of the person entitled thereto as such address shall appear on the security register or by transfer to an account maintained by the payee with a bank located in the U.S. No service charge shall be made for any registration of transfer or exchange of debt securities, but Jabil may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith.

Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, interest or additional amounts with respect to any bearer security will be made at any office or agency in the U.S. or by check mailed to any address in the U.S. or by transfer to an account maintained with a bank located in the U.S.; provided, however, that if amounts owing with respect to any bearer securities shall be payable in U.S. dollars, payment with respect to any such bearer securities may be made at the corporate trust office of the trustee or at any office or agency designated by Jabil in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium, interest or additional amounts at all offices outside of the U.S. maintained for such purpose by Jabil is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, Jabil will not be required to do the following:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of any notice of redemption of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of selection of debt securities for redemption;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any bearer security called for redemption except, to the extent provided with respect to such bearer security, that such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be immediately surrendered for redemption with written instruction for payment consistent with the indenture; or

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Certain Covenants

Except as set forth below or in a prospectus supplement, neither Jabil nor any of its subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on the capital stock of Jabil or of such subsidiaries, or

•	purchasing or redeeming capital stock of Jabil or such subsidiaries.

In addition, Jabil will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change of control or other events involving Jabil or any of its subsidiaries which may adversely affect the creditworthiness of the debt securities except as may be specified in the applicable prospectus supplement. Among other things, the indenture does not contain covenants designed to afford holders of the debt securities any protections in the event of a highly leveraged or other transaction involving Jabil that may adversely affect holders of the debt securities, except as may be specified in the applicable prospectus supplement.

The indenture contains the following principal covenants, unless otherwise specified in the applicable prospectus supplement:

Limitation on Liens

Jabil will not, and will not permit any restricted subsidiary (as defined below) to create, incur, issue or assume any lien (as defined below) on any property (including shares of capital stock or indebtedness) or assets, whether now owned or hereafter acquired, to secure indebtedness (as defined below) (including guaranties) of Jabil, any restricted subsidiary, or any other person, including, without limitation, indebtedness under the Credit Facilities (as defined below), without in any such case effectively providing concurrently with the creation, incurrence or assumption of such lien with respect to such indebtedness that the debt securities of the applicable series (together with, if Jabil so determines, any other indebtedness of Jabil or such restricted subsidiary then existing or thereafter created which is not subordinate to the debt securities of such series) will be secured by any such lien equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness is so secured. Provided, however, that in the case of the Credit Facilities, such obligation will arise concurrently with the grant of any lien thereunder, whether or not any indebtedness shall be outstanding under the Credit Facilities at such time.

Except in the case of any lien granted under the Credit Facilities, the foregoing restriction will not, however, apply to the following:

(i)

liens on property or assets of Jabil or any restricted subsidiary existing on the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities;

(ii)

liens on property or assets of any person, as defined below, existing prior to the time such person becomes a restricted subsidiary or is, through one or a series of transactions, merged with or into or consolidated with Jabil or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety, through one or a series of transactions, to Jabil or a restricted subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such liens shall not extend to any other property or assets of Jabil or any restricted subsidiary;

(iii)

liens on property or assets of Jabil or any restricted subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided that such liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to any other property or assets of Jabil or any restricted subsidiary;

(iv)

liens on property (including in the case of a plant or facility, the land on which it is erected and fixtures comprising a part thereof) or assets of Jabil or any restricted subsidiary securing the payment of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof, or securing any indebtedness created, incurred, assumed or guaranteed prior to, at the time of or within 180 days after, the acquisition of such property or assets or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of the purchase price or such cost (provided, in the case of liens securing the payment of all or any part of the purchase price of any property or assets of Jabil or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purposes of financing all or any part of such purchase price, such liens are limited to the property or assets then being acquired and fixed improvements thereon and the capital stock of any person formed to acquire such property or assets, and, provided further, that in the case of liens securing the payment of all or any part of the cost of development, operation, construction, alteration, repair or improvement of any property of Jabil or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purpose of financing all or any part of such cost, such liens are limited to the assets or property then being developed, constructed, altered, repaired or improved and the land on which such property is erected and fixtures comprising a part thereof);

(v)	liens which secure indebtedness owing by a restricted subsidiary to Jabil or to a restricted subsidiary;

(vi)

liens on the property of Jabil or a restricted subsidiary in favor of the U.S. or any state thereof, or any department, agency, instrumentality or political subdivision of the U.S. or any state thereof, or in favor of any other country, or any department, agency, or instrumentality or political subdivision thereof, in each case (a) securing partial, progress, advance or other payments pursuant to any contract or statute, (b) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages including mortgages to secure indebtedness of the pollution control or industrial revenue bond type, or (c) securing indebtedness issued or guaranteed by the U.S., any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

(vii)

statutory or common law landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s, or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP (as defined below) shall have been made;

(viii)

liens for taxes, assessments or governmental charges that are not yet delinquent or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which adequate reserves or other appropriate provisions are being maintained, to the extent required by U.S. GAAP;

(ix)

zoning restrictions, easements, rights of way or minor defects or irregularities in title and other similar charges or encumbrances on property not materially adversely affecting the use of such property by Jabil or any restricted subsidiary;

(x)	customary deposit or reserve arrangements entered into in connection with acquisitions;

(xi)

liens that are within the general parameters customary in the industry and incurred in the ordinary course of business securing indebtedness under any interest rate agreement, currency agreement or other similar agreement designed solely to protect Jabil or any of its restricted subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(xii)

liens incurred (a) in connection with workers’ compensation, unemployment insurance or similar laws and other types of statutory obligations or the requirements of any official body, including for the obtaining of franchises or licenses useful in the operation of business, or (b) to secure the performance of surety obligations incurred in the ordinary course of business consistent with industry practice or customs or appeal bonds, or (c) to secure performance of bids, tenders, leases, construction, sales or servicing contracts and similar obligations incurred in the ordinary course of business, or (d) to secure obligations in respect of customs, duties, excise taxes, value-added taxes, rents, or goods or services (including utility services) provided to such person by governmental entities or suppliers, or other similar items which under U.S. GAAP constitute operating expense, or (e) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a), (b), (c), and (d) above, in the case of each of (a), (b), (c), (d) and (e) not incurred or made in connection with the borrowing of money;

(xiii)	liens on receivables, leases or other financial assets incurred in connection with a permitted receivables transaction;

(xiv)	judgment liens against Jabil or any restricted subsidiary not giving rise to an event of default;

(xv)

liens securing indebtedness in an aggregate principal amount outstanding from time to time of no more than $50,000,000 arising in connection with (a) so-called “synthetic leases” or “tax retention operating leases,” and (b) leases which are properly classified in accordance with U.S. GAAP as capitalized leases on the books of Jabil or a restricted subsidiary;

(xvi)

liens arising in connection with the administration and operation of deposit accounts of Jabil or any Jabil subsidiaries operated and maintained outside of the U.S. in connection with cross-border or intracountry, multiple currency cash pooling arrangements, including overdraft facilities; provided, however that such liens shall not extend beyond the amounts on deposit therein;

(xvii)

liens pursuant to supply or consignment contracts or otherwise for the receipt of goods and services, encumbering only the goods covered thereby, incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;

(xviii)

liens securing contingent obligations in respect of acceptances, letters of credit, bank guarantees, surety bonds or similar extensions of credit incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money; and

(xix)

any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any of the liens referred to in paragraphs (i) through (xviii) above or the indebtedness secured thereby.

Except in the case of any lien granted under the Credit Facilities (as to which no exceptions to the restrictions on liens and the obligation to equally and ratably secure the debt securities apply), the restriction on liens on property or assets of Jabil or any restricted subsidiary contained above will also not apply to the creation, incurrence or assumption by Jabil or any restricted subsidiary of a lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all indebtedness secured by liens on property or assets of Jabil and of any restricted subsidiary then outstanding (not including any such indebtedness secured by liens permitted to be incurred pursuant to paragraphs (i) through (xix) above) plus attributable debt (as defined below) of Jabil and its restricted subsidiaries in respect of sale and leaseback transactions, as defined in “– Limitation on Sale and Leaseback Transactions” below, that would otherwise be subject to the restrictions described under “– Limitation on Sale and Leaseback Transactions” below does not at the time such indebtedness is incurred exceed an amount equal to 15% of consolidated net tangible assets (as defined below).

For the purposes of determining compliance with this covenant, in the event that a lien meets the criteria of more than one of the types of liens described above, Jabil, in its sole discretion, will classify, and may reclassify, such lien and only be required to include the amount and type of such lien in one of the paragraphs (i) through (xix) above or the immediately preceding paragraph, and a lien may be divided and classified and reclassified into more than one of the types of liens described above.

For the purposes of the “Limitation on Liens” covenant described above, the creation of a lien to secure a guaranty or to secure indebtedness which existed prior to the creation of such lien, will be deemed to involve the creation of indebtedness in an amount equal to the principal amount guaranteed or secured by such lien, but the amount of indebtedness secured by liens will be computed without cumulating the underlying indebtedness with any guarantee thereof or lien securing the same.

Limitation on Sale and Leaseback Transactions

Jabil will not, and will not permit any restricted subsidiary to, enter into any arrangement after the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities with any bank, insurance company or other lender or investor (other than Jabil or another restricted subsidiary) providing for the leasing by Jabil or any such restricted subsidiary of any property or assets for a period of more than three years (other than pursuant to so-called synthetic lease or tax retention operating lease transactions), which property or assets were or are owned or leased by Jabil or a restricted subsidiary and which have been or are to be sold or transferred by Jabil or such restricted subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets (a “sale and leaseback transaction”) unless either:

(i)

Jabil and its restricted subsidiaries would be entitled, pursuant to the provisions described in the “Limitation on Liens” covenant described above, to incur indebtedness secured by a lien on such property or assets in a principal amount equal to or exceeding the attributable debt (as defined below) in respect of such sale and leaseback transaction without equally and ratably securing the applicable series of debt securities; or

(ii)

Jabil, within 180 days after the sale or transfer, applies or causes a restricted subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such property at the time of entering into such sale and leaseback transaction (as determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of Jabil) to the retirement of notes or other funded debt, as defined below, of Jabil (other than funded debt subordinated to the applicable series of debt securities) or funded debt of a restricted subsidiary; provided that the amount to be so applied shall be reduced by (a) the principal amount of the applicable series of debt securities delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation, and (b) the principal amount of any such funded debt of Jabil or a restricted subsidiary, other than the applicable series of debt securities, voluntarily retired by Jabil or a restricted subsidiary within 180 days after such sale or transfer to the trustee for retirement and cancellation, excluding in the case of both (a) and (b), retirement pursuant to any mandatory sinking fund payment or any mandatory prepayment provision or by payment at maturity.

Restrictions on Funded Debt of Restricted Subsidiaries

Jabil will not permit any restricted subsidiary to create, incur, issue, assume or guarantee any funded debt. This restriction will not apply if:

(i)

Jabil or such restricted subsidiary could create indebtedness secured by liens in accordance with one or more of clauses (i) through of the “Limitation on Liens” covenant described above (whether or not such indebtedness is in fact secured by liens) or enter into a sale and leaseback transaction in accordance with the “Limitation on Sale and Leaseback Transactions” covenant described above in an amount equal to such funded debt, without equally and ratably securing the applicable series of debt securities;

(ii)	such funded debt existed on the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities;

(iii)	such funded debt is owed to Jabil or any restricted subsidiary;

(iv)

such funded debt existed at the time the person that issued such funded debt became a restricted subsidiary, or was, through one or a series of transactions, merged with or into or consolidated with such restricted subsidiary, or at the time of a sale, lease or other disposition, through one or a series of transactions, of the properties of such person as an entirety to such restricted subsidiary, or arising thereafter

(a)	other than in connection with the borrowing of money arranged thereafter and

(b)

pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition;

(v)	such funded debt is guaranteed by Jabil;

(vi)	such funded debt is guaranteed by a governmental agency;

(vii)

such funded debt is issued, assumed or guaranteed in connection with, or with a view to, compliance by such restricted subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such restricted subsidiary and providing financial or tax benefits to such restricted subsidiary which are not available directly to Jabil;

(viii)

such funded debt is issued, assumed or guaranteed to pay all or any part of the purchase price or the construction cost of property or equipment acquired or constructed by a restricted subsidiary, provided such funded debt is incurred within 180 days after acquisition, completion of construction or commencement of full operation of such property, whichever is later, and, provided further, that the principal amount of such funded debt does not exceed 100% of the fair market value of the property or equipment acquired or constructed;

(ix)	such funded debt is nonrecourse; or

(x)	such funded debt is incurred for the purpose of extending, renewing, substituting, replacing or refunding funded debt permitted by the foregoing.

Notwithstanding the foregoing, any restricted subsidiary may create, incur, issue, assume or guarantee funded debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other funded debt of Jabil’s restricted subsidiaries which would otherwise be subject to the foregoing restrictions (not including funded debt permitted to be incurred pursuant to clauses (i) through (ix) above), does not at the time such funded debt is incurred exceed an amount equal to 15% of consolidated net tangible assets.

For the purposes of determining compliance with this covenant, in the event that an item of funded debt meets the criteria of more than one of the types of funded debt described above, Jabil, in its sole discretion, will classify, and may reclassify, such funded debt and only be required to include the amount and type of such funded debt in one of the above clauses or the immediately preceding paragraph, and an item of funded debt may be divided and classified and reclassified into more than one of the types of funded debt described above.

Limitation on Issuance of Guarantees by Subsidiaries

Jabil will not permit any of its subsidiaries, directly or indirectly, to guarantee any indebtedness of Jabil (“guaranteed indebtedness”), unless (i) such subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a guarantee (a “subsidiary guarantee”) of payment of the applicable series of debt securities by such subsidiary and (ii) such subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against Jabil or any other subsidiary of Jabil as a result of any payment by such subsidiary under its subsidiary guarantee; provided that this paragraph shall not be applicable to any guarantee of any subsidiary of Jabil that existed at the time such person became a subsidiary of Jabil and was not incurred in connection with, or in contemplation of, such person becoming a subsidiary of Jabil. If the guaranteed indebtedness is (a) pari passu with the debt securities, then the guarantee of such guaranteed indebtedness will be pari passu with, or subordinated to, the subsidiary guarantee or (b) subordinated to the debt securities, then the guarantee of such guaranteed indebtedness will be subordinated to the subsidiary guarantee at least to the extent that the guaranteed indebtedness is subordinated to the debt securities. Notwithstanding the foregoing, any subsidiary guarantee by a subsidiary of Jabil may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any person not an affiliate of Jabil, of all of Jabil’s and each other Jabil subsidiary’s capital stock in, or all or substantially all the assets of, such subsidiary (which sale, exchange or transfer is not prohibited by the indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such subsidiary guarantee, except a discharge or release by or as a result of payment under such guarantee.

Merger, Consolidation or Sale of Assets

The indenture provides that Jabil may not (i) consolidate, merge, combine or amalgamate with or into any other person (whether or not affiliated with Jabil) or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person (whether or not affiliated with Jabil), or (ii) permit any other person (whether or not affiliated with Jabil) to consolidate, merge, combine or amalgamate with or into Jabil, unless (a) (1) in the case of a consolidation, merger, combination or amalgamation, Jabil is the entity surviving such event, or (2) in the case that Jabil consolidates, merges, combines with or into another or amalgamates with or into another person or conveys, transfers or leases its properties and assets as an entirety or substantially as an entirety to any person, such person will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of Jabil’s obligations under the indenture, including, if any debt securities are then secured pursuant to the indenture, any collateral documents relating thereto, and the debt securities issued thereunder, and shall provide for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; (b) immediately after giving effect to such transaction, including any indebtedness which becomes an obligation of Jabil or a subsidiary of Jabil at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and (c) in the event that Jabil is not the surviving person, either Jabil or the successor person shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the relevant provisions of the indenture and that all conditions precedent as described in the indenture relating to such transaction have been complied with.

The continuing person must be a corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia (a “U.S. corporation”) or, if the continuing person is not a U.S. corporation, it must agree by supplemental indenture:

•

to irrevocably appoint an agent in New York City as its agent for service of process in any suit, action or proceeding with respect to the indenture and each series of debt securities issued thereunder and for actions brought under the federal or state securities laws brought in any federal or state court located in New York City, and submit to jurisdiction in New York;

•

that all payments on each series of debt securities in respect of the principal of and any premium and interest shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of any nature imposed or levied by or on behalf of the person’s jurisdiction of organization or political subdivision or taxing authority, unless the taxes, duties, assessments or other governmental charges are required by the jurisdiction, subdivision or authority to be withheld or deducted, in which case the person will pay additional amounts so that after deducting the taxes, duties, assessments or governmental changes (and any additional taxes, duties, assessments, or governmental charges payable in respect of such), the holder of a debt security of such series receives the same amount that such holder would have received if the person were a U.S. corporation (provided, that, in the event of changes in taxes in the relevant jurisdiction after the date of the consolidation, merger, conveyance, transfer or lease, the continuing person will have the right to redeem all, but not less than all, of the debt securities of such series at a redemption price equal to the principal amount plus accrued interest, if any, to the date of redemption, subject to the conditions set forth in the indenture);

•

to indemnify immediately the holder of each debt security of each series against (a) any tax, assessment or governmental charge imposed on such holder or required to be withheld or deducted from any payment to such holder (including any governmental charge or withholding attributable to an indemnification payment made by or on behalf of any such person) as a consequence of the transaction in excess of the tax, assessment or governmental charge that would have been imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of the transaction if the person was a U.S. corporation; and (b) any other tax costs or other tax expenses of the transaction that would not have been incurred if the person was a U.S. corporation.

If we or the continuing person deliver an opinion of an independent counsel or a tax consultant of recognized standing that the holder of a particular series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the transaction, a holder of the debt securities of such series will have this right to indemnification only if and when gain for U.S. federal income tax purposes is actually recognized by such holder as a result of the transaction. In addition, the continuing person will not be required to pay additional amounts as described above with respect to any tax imposed or withheld because the holder or beneficial owner of a debt security fails, upon request of the continuing person, to provide information concerning the nationality, residence or identity of such holder or beneficial owner, or to make any declaration or similar claim or satisfy any information or reporting requirement that is required or imposed under the income tax laws of the applicable jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge.

Enforceability of Judgments

A substantial portion of our assets is located outside the U.S. and, as described above under “Merger, Consolidation or Sale of Assets” we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a person domiciled outside the U.S., subject to the conditions described under such heading. In such event, any judgment obtained in the U.S. against the successor person, including judgments with respect to payments on the debt securities, may not be collectible in the U.S. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the U.S., and awards for punitive damages in actions brought in the U.S. or elsewhere may not be enforceable in certain jurisdictions.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following is an “event of default” under the indenture with respect to debt securities of any series:

(i)

default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes, or such additional amounts become, due and payable, and continuance of such default for a period of 30 days;

(ii)

default in payment of the principal of or any premium with respect to any debt security of such series, or any additional amounts payable with respect thereto, when due upon maturity, redemption or otherwise;

(iii)	default in making any sinking fund payment or analogous payment when due with respect to any debt security of such series;

(iv)

default in the performance, or breach, of any covenant, warranty or agreement of Jabil in the indenture (other than a covenant or warranty included therein solely for the benefit of one or more series of debt securities other than that series) or any debt security of such series, and the continuance of such default or breach for a period of 60 days after delivery of written notice to Jabil by the trustee or to Jabil and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

(v)

there occurs with respect to any issue or issues of indebtedness (including any guarantee and any other series of debt securities) of Jabil or any restricted subsidiary having an outstanding principal amount of $50,000,000 or more in the aggregate for all such issues of all such persons, whether such indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(vi)

Jabil or any of its restricted subsidiaries shall fail within 30 days to pay, bond or otherwise discharge uninsured judgments or court orders for the payment of money in excess of $50,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith;

(vii)	certain events of bankruptcy, insolvency or reorganization of Jabil or any of its restricted subsidiaries; or

(viii)	any other event of default established in or pursuant to the indenture for the debt securities of such series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities issued pursuant to the indenture. The indenture provides that the trustee may withhold notice to the holders of the debt securities of the occurrence of a default with respect to the debt securities (except a default in payment of principal, premium, if any, or interest, if any, or additional amounts or sinking fund payments, if any) so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders to do so. The trustee is obligated to withhold notice to the holders of the debt securities for at least 30 days if the default is of the character specified in (iv) above.

The indenture provides that if an event of default with respect to any series of debt securities of the type described in clause (vii) with respect to Jabil shall have occurred and be continuing, then the principal of, accrued and unpaid interest on and any additional amounts payable in respect of the debt securities of such series will become immediately due and payable. The indenture provides that if any other event of default with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the principal amount (or if any debt securities of such series are original issue discount securities, such lesser amount as may be specified in the terms thereof) of all the debt securities of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of such series then outstanding.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless such holders have offered the trustee reasonable indemnity. Subject to the foregoing, holders of a majority in principal amount of the then outstanding debt securities of any series issued under the indenture shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to such series. The indenture requires that, within 120 days after the end of each fiscal year, Jabil provide the trustee with a written statement certifying as to whether it (i) has complied with all conditions and covenants imposed on it under the indenture and (ii) is in default under the terms of the indenture. Jabil is also required to deliver to the trustee, within five days after becoming aware thereof, written notice of any event of default or any event which after notice or lapse of time would constitute an event of default.

Notwithstanding any other provision of the indenture, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such debt security on the respective due dates therefor (as the same may be extended in accordance with the terms of the debt securities) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

Definitions

The indenture contains the following defined terms:

“additional amounts” means any additional amounts which are required by the indenture or any debt security, under circumstances specified therein (as applicable), to be paid by Jabil in respect of certain taxes, assessments or other governmental changes imposed on debt security holders and which are owing to such debt security holders. As used in this prospectus and any prospectus supplement relating to the offering of any debt securities, references to the principal of and premium, if any, and interest, if any, on such debt securities will be deemed to include mention of the payment of additional amounts, if any, required by the terms of such debt securities in such context.

“attributable debt” means, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of Jabil), compounded annually. The net amount of rent required to be paid under any such lease for any such period should be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent should include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

“capital stock” means (i) with respect to any person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such person.

“consolidated net tangible assets” means the total of all assets reflected on a consolidated balance sheet of Jabil and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortized debt discount and all other like intangible assets, all as determined in accordance with such principles, less the aggregate of the current liabilities of Jabil and its consolidated subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, “current liabilities” include all indebtedness for money borrowed, incurred, issued, assumed or guaranteed by Jabil and its consolidated subsidiaries, and other payables and accruals, in each case payable on demand or due within one year of the date of determination of consolidated net tangible assets, but shall exclude any portion of long-term debt maturing within one year of the date of such determination, all as reflected on such consolidated balance sheet of Jabil and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles.

“consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of Jabil in its consolidated financial statements if such statements were prepared as of such date.

“Credit Facilities” means, collectively, (i) the Credit Agreement, dated as of April 24, 2020, among Jabil, the initial lenders named therein, Mizuho Bank, Ltd., as administrative agent, BNP Paribas and Sumitomo Mitsui Banking Corporation, as co-syndication agents, Credit Agricole Corporate and Investment Bank, MUFG Union Bank, N.A. and U.S. Bank National Association, as documentation agents, and Mizuho Bank, Ltd., BNP Paribas Securities Corp. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners, and any amendment, extension, renewal, increase, decrease, substitution or replacement of such agreement, (ii) the Credit Agreement, dated as of January 22, 2020, among Jabil, the initial lenders named therein, Citibank, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents, BNP Paribas, Mizuho Bank, Ltd., MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as documentation agents and Citibank, N.A., JPMorgan Chase Bank, N.A., BofA Securities, Inc., BNP Paribas Securities Corp., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners, and any amendment, extension, renewal, increase, decrease, substitution or replacement of such agreement and (iii) any other credit facility or facilities entered into by Jabil after any such agreement or any such amendment, extension, renewal, increase, decrease, substitution or replacement have been cancelled or otherwise terminated.

“currency agreement” means any currency exchange contract, foreign exchange contract, currency swap agreement, cross-currency rate swap agreement, currency options agreement or other similar agreement or arrangement including the combinations of these transactions designed to protect Jabil or any restricted subsidiary of Jabil against fluctuations in currency values.

“funded debt” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than a year after the date of original creation, assumption or guarantee.

“generally accepted accounting principles” or “U.S. GAAP” means generally accepted accounting principles as in effect in the U.S. from time to time, applied on a basis consistent (except for changes concurred with by Jabil’s independent public accountants) with the most recent audited consolidated financial statements of Jabil and its consolidated subsidiaries.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“indebtedness” means (a) any liability of Jabil or any of its subsidiaries (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit or bank guaranty, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement, purchase money obligation or deferred purchase price arrangement made in connection with the acquisition of any businesses, properties or assets of any kind, or (4) consisting of the discounted rental stream properly classified in accordance with generally accepted accounting principles on the balance sheet of Jabil or any of its subsidiaries, as lessee, as a capitalized lease obligation, or (5) under currency agreements and interest rate agreements, to the extent not otherwise included in this definition; (b) any liability of others of a type described in the preceding clause (a) to the extent that Jabil or any of its subsidiaries has guaranteed or is otherwise legally obligated in respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. “Indebtedness” shall not be construed to include (y) trade payables or credit on open account to trade creditors incurred in the ordinary course of business (including vendor finance programs), or (z) obligations under supply or consignment contracts in the ordinary course of business or forward sales agreements for inventory. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of indebtedness for purposes of the covenant restricting funded debt of restricted subsidiaries.

“interest rate agreement” means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, including the combination of these transactions, designed to protect the party indicated therein against fluctuations in interest rates.

“lien” means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under U.S. GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a lien. Pursuant to the indenture, a contractual grant of a right of set-off (which may include a security interest granted in the same collateral) or a contractual lien on property in transit to or in the possession of the lienor, does not create a lien in the absence of an agreement to maintain a balance or deliver property against which such right may be exercised.

“permitted receivables transaction” means any transaction or series of transactions entered into by Jabil or any of its restricted subsidiaries in order to monetize or otherwise finance receivables, leases or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets (whether now existing or arising in the future) of Jabil or any of its restricted subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions or factoring transactions involving receivables, leases, or other financial assets or other transactions evidenced by receivables purchase agreements, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount.

“person” means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“restricted subsidiary” means, at any time, each and every subsidiary at least 80% (by number of votes) of the voting stock of which is legally and beneficially owned by Jabil and its wholly-owned restricted subsidiaries at such time.

“subsidiary of Jabil” means any corporation, association or other business entity of which at the time of determination Jabil, or one or more subsidiaries in which Jabil owns or controls more than 50% of the shares of voting stock, owns or controls more than 50% of the shares of voting stock.

“surety obligations” means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credits, warranties, and similar arrangements between Jabil or any of its restricted subsidiaries and one or more surety providers, for the benefit of Jabil’s or any restricted subsidiary’s suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time, and in each case exclusive of obligations for the payment of borrowed money.

“voting stock” means stock or equivalent equity interest that ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“wholly-owned restricted subsidiary” means, at any time, any restricted subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by Jabil and/or any one or more of Jabil’s other wholly-owned restricted subsidiaries at such time.

Discharge, Defeasance and Covenant Defeasance

Upon the direction of Jabil, the indenture shall cease to be of further effect with respect to any series of debt securities issued thereunder specified by Jabil (subject to the survival of certain provisions thereof, including the obligation to pay additional amounts) when (i) either (a) all of the outstanding debt securities of such series and, in the case of bearer securities, all coupons appertaining thereto, have been delivered to the trustee for cancellation (subject to certain exceptions) or (b) all of the debt securities of such series and, if applicable, any coupons appertaining thereto have become due and payable or will become due and payable at their stated maturity within one year or, if redeemable at the option of Jabil, are to be called for redemption within one year and Jabil has deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, an amount sufficient to pay and discharge the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be, (ii) Jabil has paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series and, if applicable, any coupons appertaining thereto and (iii) Jabil has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent as provided in the indenture relating to the satisfaction and discharge of the indenture as to the debt securities of such series have been complied with. If the debt securities of any such series provide for the payment of additional amounts, Jabil will remain obligated, following such deposit, to pay additional amounts on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as aforesaid.

The indenture provides that, unless the relevant defeasance or covenant defeasance provisions of the indenture are made inapplicable to the debt securities of or within any series, Jabil may elect with respect to any series of debt securities either to defease and be discharged from (i) any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as provided below, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust, and if applicable, to exchange or convert such debt securities into other securities in accordance with their terms) (“defeasance”) or (ii) certain restrictive covenants, if any, in the indenture, and, if indicated in the applicable prospectus supplement, its obligations with respect to any other covenant applicable to the debt securities of such series, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the debt securities of such series (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, and/or government obligations, as defined below, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of such series provide for the payment of additional amounts and (y) the amount of any such additional amounts is at the time of deposit reasonably determinable by Jabil (in the exercise of its sole discretion), any such additional amounts with respect to) such debt securities, and any mandatory payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Jabil is a party or by which it is bound, (ii) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time (during the period ending on the 123rd day after such date) and (iii) Jabil has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Jabil, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

“foreign currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the U.S. or by any recognized confederation or association of such governments.

“government obligations” means debt securities which are (i) direct obligations of the U.S. or the other government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on such debt securities or any additional amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the U.S. or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or other amount with respect to any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of or other amount with respect to the government obligation evidenced by such depository receipt.

If after Jabil has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to the debt securities of any series, (i) the holder of any debt security of that series is entitled to, and does, elect pursuant to the indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security or (ii) a conversion event (as defined below) occurs in respect of the foreign currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such conversion event based on (a) in the case of payments made pursuant to clause (i) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date or (b) with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect (as nearly as feasible) at the time of the conversion event.

“Conversion event” means the cessation of use of (i) a foreign currency both by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

In the event Jabil effects covenant defeasance with respect to any of the debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount in such foreign currency in which such debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, Jabil would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the debt securities of a particular series.

Modification, Waivers and Meetings

The indenture contains provisions permitting Jabil and the trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of such series or the rights of the holders of the debt securities of such series under the indenture, provided that no such modification or amendment shall, without the consent of the holder of each outstanding debt security issued under the indenture so affected, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts with respect to any debt securities issued under the indenture or reduce the principal amount thereof or any redemption premium thereon or any additional amounts with respect to, or reduce the rate of interest thereon, or reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	impair the holder’s right to institute suit to enforce the payment of any such debt securities on or after the stated maturity thereof;

•	adversely affect any right of repayment at the option of any holder, or change any place where, or the currency in which, any debt securities issued under the indenture are payable;

•

affect the ranking, or with respect to collateral the priority or security, of the debt securities of each applicable series (other than as expressly permitted in the supplemental indenture relating to such series or the terms of the securities, in each case at the time of issuance of such securities), in a manner adverse to the holders of such securities;

•

make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock of Jabil or other securities (whether or not issued by Jabil), cash or property in accordance with its terms; or

•

reduce the aforesaid percentage in principle amount of debt securities of any series issued under the indenture, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

The indenture also contains provisions permitting Jabil and the trustee, without the consent of the holders of the debt securities or any debt securities of any other series issued thereunder, to modify or amend the indenture in order, among other things:

•	to evidence the succession of another person to Jabil, and the assumption by any such successor of the covenants contained in the indenture and any debt securities issued under the indenture;

•	to add to the covenants of Jabil made in the indenture for the benefit of the holders of any series of the debt securities or to surrender any right or power conferred upon Jabil by the indenture;

•	to add to the events of default or the covenants of Jabil for the benefit of the holders of all or any series of debt securities issued under the indenture;

•

to add or change any provisions of the indenture to facilitate the issuance of bearer securities, to change any restrictions on the payment of principal of, any premium of interest on or any additional amounts with respect to any series of debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee, or to add to or change the provisions of the indenture to facilitate the administration of the trusts, where applicable;

•	to secure the debt securities;

•	to provide for conversion or exchange rights of the holders of any series of debt securities;

•

to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially and adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

•

to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities as set forth in the indenture;

•	to add any additional events of default with respect to all or any series of debt securities;

•

to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision; or

•

to amend or supplement any provision therein or in any supplemental indenture, provided that no such amendment or supplement shall materially and adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by Jabil with certain restrictive provisions of the indenture to the extent described in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, or any additional amounts with respect to any of the debt securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series so affected.

The indenture contains provisions for convening meetings of the holders of the debt securities of a series issued thereunder. A meeting may be called at any time by the trustee, and also, upon request, by Jabil or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. Any resolution, however, with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series or the related coupons (if any). The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture:

•

the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be declared to be due and payable upon a declaration of acceleration thereof pursuant to the terms of such original issue discount security as of the date of such determination,

•

the principal amount of any indexed security that shall be deemed to be outstanding for such purpose shall be the principal face amount of such indexed security determined on the date of its original issuance,

•

the principal amount of any debt security denominated in a foreign currency shall be deemed to be the dollar equivalent of such debt security, determined on the date of original issuance of such debt security and,

•	any debt security owned by Jabil or any obligor on such debt security or any affiliate of Jabil or such other obligor shall be deemed not to be outstanding, except in certain limited circumstances.

Book-Entry Securities

Unless otherwise specified in the applicable prospectus supplement, Jabil will issue to investors securities in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be The Depository Trust Company, also referred to as DTC. Investors may elect to hold interests in the global debt securities through either DTC in the United States or Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank, SA/NV, as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and the Euroclear System’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the respective depositaries’ names on the books of DTC.

DTC

DTC has advised that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC has also advised that it was created to:

•	hold securities for “participants”; and

•

facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to DTC or its nominee. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the securities or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit those payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

The Euroclear System

The Euroclear System has advised that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to each series of debt securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear System.

Global Security Certificates

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or its nominee, as the registered holder of those securities.

Definitive Certificate Form

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies Jabil that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered;

•	Jabil executes and delivers to the trustee an order complying with the requirements of the indenture that the book-entry security will be so exchangeable; or

•	an event of default with respect to the applicable series has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the trustee will reissue the securities as definitive securities. After reissuance of the securities, the trustee will recognize the beneficial owners of those definitive securities as registered holders of securities.

Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by Jabil; and

•

DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

Neither Jabil nor the trustee, nor any agent of Jabil or the trustee, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

Governing Law

Unless otherwise specified in any prospectus supplement, the indenture is and the debt securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of Jabil, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with Jabil and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the indenture, or else resign.

DESCRIPTION OF CAPITAL STOCK

Under our certificate of incorporation, as amended (the “charter”), the total number of shares of all classes of stock which we are authorized to issue is 510,000,000, consisting of two classes: 500,000,000 shares of common stock, $0.001 par value per share (“common stock”), and 10,000,000 shares of preferred stock, $0.001 par value per share (“preferred stock”). As of July 15, 2020, there were 150,529,585 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

The following is a description of some of the terms of our common stock and preferred stock, our charter, our amended and restated bylaws (the “bylaws”) and certain provisions of the Delaware General Corporation Law (the “DGCL”). The following description is not complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Our charter and bylaws may be obtained as described below under the heading “Where You Can Find More Information.” You should read our charter and bylaws and the applicable provisions of the DGCL for a complete description of the provisions described in this section and for other provisions that may be important to you.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders. Our charter does not entitle the holders of our common stock to cumulative voting rights with respect to the election of our directors. Unless otherwise provided by applicable law, the rules or regulations of any applicable stock exchange, or our charter or bylaws, every matter to be voted on by our stockholders, other than the election of directors, shall be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the applicable meeting and actually cast on such subject matter at the applicable meeting.

Election of Directors. Each director shall hold office until the next annual meeting of stockholders following his or her election and until a successor has been elected and qualified, or until his or her earlier death, resignation or removal. Pursuant to our bylaws and subject to the rights of any series of our preferred stock that may be outstanding, each director to be elected by stockholders shall be elected by the vote of the majority of the votes of the shares present in person or represented by proxy at the meeting and actually cast with respect to the director; provided, however, that if our board of directors determines that the election is contested then directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. As provided in our bylaws, a “majority of the votes of the shares present in person or represented by proxy at the meeting and actually cast” shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes actually cast with respect to that director’s election. Votes actually cast shall include votes where the authority to cast a vote for the director’s election is explicitly withheld and exclude abstentions with respect to that director’s election. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her conditional resignation following certification of the stockholder vote, and our nominating and corporate governance committee shall consider such incumbent director’s resignation and recommend to the board of directors whether to accept or reject such resignation. The nominating and corporate governance committee and the board of directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Dividends and Distributions. Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends payable on our common stock that may be declared by our board of directors out of funds legally available for the payment of dividends. Upon our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in any of our assets remaining for distribution to our common stockholders after payment of or provision for our debts and other liabilities and subject to any preferential rights of any outstanding shares of our preferred stock to receive distributions in the event of our liquidation, dissolution or winding-up before distributions are made to holders of our common stock.

Preemptive Rights, Redemption and Conversion. Our common stock is not entitled to preemptive rights and holders of common stock have no rights to redeem their common stock or convert their common stock into any other securities.

Preferred Stock

Under our charter, the board of directors is authorized, without vote or other action by our stockholders, to cause the issuance of up to 10,000,000 shares of our preferred stock in one or more series from time to time. Our board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. Pursuant to any restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series of preferred stock, the board of directors may increase or decrease the number of shares of any series subsequent to the issue of shares of that series.

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•

prior to the time the stockholder became an interested stockholder, the corporation’s board of directors approved either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, among other things and in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of the Company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue as contemplated by this prospectus.

Anti-Takeover Provisions of Our Charter and Bylaws

Certain provisions of our charter and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of the Company. For example, our charter and bylaws include anti-takeover provisions that:

•

authorize our board of directors, without the vote of or other action by our stockholders, to cause the issuance of preferred stock in one or more series from time to time and, with respect to each series, to establish the number of shares constituting that series and to fix the rights and other terms of that series, which may include, without limitation, voting rights, dividend rights and preferences, liquidation rights and preferences and rights to convert the preferred stock of such series into other securities;

•

provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our authorized directors may be filled only by a majority of directors then in office, even if such directors then in office constitute less than a quorum;

•	provide that the number of directors constituting our board of directors shall be fixed from time to time and determined by our board of directors;

•

establish advance notice procedures and other requirements for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•

provide that, subject to applicable law and our charter, special meetings of stockholders for any proper purpose may be called only by the board of directors, or by the chairman of the board, or by the chief executive officer, or by one or more stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at that meeting, and stockholders may not take action by written consent; and

•

do not give the holders of our common stock cumulative voting rights with respect to the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common stockholders.

The provisions described above are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a merger, change of control or other takeover of our Company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue as contemplated by this prospectus. These provisions may also have the effect of preventing changes in our management.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our charter provides that, to the fullest extent permitted by law, none of our directors shall be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, and provides that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. We believe that these limitations of liability and indemnification provisions are useful to attract and retain qualified directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “JBL.”

DESCRIPTION OF WARRANTS

Jabil may issue warrants for the purchase of debt securities, common stock, preferred stock or units. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Jabil and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of Jabil in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and may be obtained from us upon request. The following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum and/or maximum amount of warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

Jabil may elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of shares of preferred stock) of a share of a particular series of preferred stock. In the event Jabil elects to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among Jabil, a depositary selected by Jabil and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of shares of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and may be obtained from us upon request. The foregoing summary is qualified in its entirety by reference to such exhibits.

PLAN OF DISTRIBUTION

We may sell the securities from time to time (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in the applicable prospectus supplement or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon for us by Sidley Austin LLP. Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Jabil Inc. and subsidiaries appearing in Jabil Inc.’s Annual Report (Form 10-K) for the year ended August 31, 2019 (including the schedule appearing therein) and the effectiveness of Jabil Inc. and subsidiaries’ internal control over financial reporting as of August 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.jabil.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus. You may also inspect reports, proxy statements and other information about us at the offices of the NYSE, 11 Wall Street, New York, New York 10005.

INCORPORATION BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2019;

•

Those sections of our proxy statement related to the January 2020 annual meeting of stockholders, as filed with the SEC on December 13, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended August 31, 2019;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2019, February 29, 2020 and May 31, 2020;

•	Our Current Reports on Form 8-K filed with the SEC on October 22, 2019, January 15, 2020, January 28, 2020, April 29, 2020, May 20, 2020 and July 13, 2020;

•

The description of the common stock contained in our Registration Statement on Form 8-A filed on April 28, 1998 (File No. 001-14063), including any subsequent amendment(s) or report(s) filed for the purpose of updating such description; and

•

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information deemed to have been “furnished” and not “filed” under the

Exchange Act, including information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are also available from us without charge excluding any exhibits to those documents. You can request those documents at no cost by visiting our website at www.jabil.com, by calling (727) 577-9749, or by making an oral or written request to our Investor Relations Department at:

Jabil Inc.

Attention: Investor Relations and Communications

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

Telephone: (727) 577-9749

We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.

$500,000,000

Jabil Inc.

1.700% Senior Notes due 2026

Joint Book-Running Managers

BNP PARIBAS

J.P. Morgan

MUFG

SMBC Nikko

BofA Securities

Citigroup

Mizuho

US Bancorp

Senior Co-Managers

Credit Agricole CIB

HSBC

Loop Capital Markets

PNC Capital Markets LLC

RBC Capital Markets

Santander

Siebert Williams Shank

Standard Chartered Bank

Truist Securities

Wells Fargo Securities

Co-Managers

ICBC Standard Bank

Academy Securities

Drexel Hamilton

The date of this prospectus supplement is April 7, 2021.